                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant  [X]

Filed by a party other than the registrant  [   ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         MATRIX PHARMACEUTICAL, INC.
------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transactions applies:
------------------------------------------------------------------------------
     (3)  Per unit price or other underlying value of transaction computed
          pursuant to Exchange Act Rule      0-11 (set forth the amount on
          which the filing fee is calculated and state how it was
          determined):
------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
------------------------------------------------------------------------------
     (5)  Total fee paid:
------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:
------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


     (1)  Amount previously paid:
------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
------------------------------------------------------------------------------
     (3)  Filing Party:
------------------------------------------------------------------------------
     (4)  Date Filed:
------------------------------------------------------------------------------

                          MATRIX PHARMACEUTICAL, INC.
                               34700 CAMPUS DRIVE
                           FREMONT, CALIFORNIA  94555

                                 APRIL 5, 1999

Dear Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Matrix Pharmaceutical, Inc. (the "Company"), which will be held at 10:00 A.M. on May 4, 1999, at the Company's headquarters, 34700 Campus Drive, Fremont, California 94555.

     At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

         (i) to elect seven directors to serve as the Company's Board of Directors for the ensuing year or until their successors are duly elected and qualified;
        (ii) to approve an amendment to the Company's 1988 Restricted Stock Plan (the "Plan") to increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional 400,000 shares and increase the limitation on the maximum number of shares for which any one individual may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances over the term of the Plan from 750,000 shares to 2,000,000 shares;
       (iii) to approve a new Employee Stock Purchase Plan (the "Purchase Plan") under which 700,000 shares of Common Stock will be reserved for issuance to eligible employees; and
        (iv) to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1999.

     The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting.

     After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote IN FAVOR OF each such proposal.

     After reading the Proxy Statement, please mark, date, sign and return by no later than April 22, 1999, the enclosed proxy card in the accompanying reply envelope. If you attend the Annual Meeting and vote by ballot, your proxy will be automatically revoked and only your vote at the Annual Meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR ATTEND THE ANNUAL MEETING IN PERSON.

     A copy of the Matrix Pharmaceutical, Inc. 1998 Annual Report to Stockholders is also enclosed.

     We look forward to seeing you at the Annual Meeting.

                              Sincerely,

                              Michael D. Casey
                              CHAIRMAN, PRESIDENT  AND CHIEF EXECUTIVE OFFICER



                                   IMPORTANT

PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING YOUR SHARES MAY BE VOTED.

                          MATRIX PHARMACEUTICAL, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 4, 1999

TO THE STOCKHOLDERS OF MATRIX PHARMACEUTICAL, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Matrix Pharmaceutical, Inc., a Delaware corporation (the "Company"), will be held at 10:00 A.M. local time on Tuesday, May 4, 1999, at the Company's headquarters, at 34700 Campus Drive, Fremont, California 94555, for the following purposes:

     1. To elect seven directors to serve as the Company's Board of Directors for the ensuing year or until their respective successors are duly elected and qualified.

     2. To approve an amendment to the Company's 1988 Restricted Stock Plan (the "Plan") to increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional 400,000 shares and increase the limitation on the maximum number of shares for which any one individual may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances over the term of the Plan from 750,000 shares to 2,000,000 shares.

     3. To approve a new Employee Stock Purchase Plan (the "Purchase Plan") under which 700,000 shares of Common Stock will be reserved for issuance to eligible employees.

     4. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

     5. To transact such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Stockholders of record at the close of business on March 23, 1999 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's offices for a period of ten days prior to the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please carefully read the accompanying Proxy Statement, which describes the matters to be voted upon at the Annual Meeting, and mark, date, sign and return the enclosed proxy card in the accompanying reply envelope. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

                                   Sincerely,

                                   J. Stephan Dolezalek
                                   SECRETARY
Fremont, California
April 5, 1999

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY AND PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.

                         MATRIX PHARMACEUTICAL, INC.
                              34700 Campus Drive
                          Fremont, California  94555
                       _______________________________

                               PROXY STATEMENT

                       _______________________________

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 4, 1999

                     GENERAL INFORMATION FOR STOCKHOLDERS

     THE ENCLOSED PROXY ("PROXY") IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS (THE "BOARD") OF MATRIX PHARMACEUTICAL, INC., A DELAWARE CORPORATION (THE "COMPANY"), FOR USE AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD AT 10:00 A.M. ON MAY 4, 1999 AT THE COMPANY'S HEADQUARTERS, 34700 CAMPUS DRIVE, FREMONT, CALIFORNIA 94555, AND AT ANY ADJOURNMENT THEREOF.

     This Proxy Statement and the accompanying form of Proxy was first mailed to the stockholders entitled to vote at the Annual Meeting on or about April 5, 1999.

RECORD DATE AND VOTING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. Stockholders of record at the close of business on March 23, 1999 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on such date, there were 22,278,942 shares of the Company's common stock (the "Common Stock") outstanding and entitled to vote, held by 275 stockholders of record. No shares of the Company's preferred stock are outstanding.

     Stockholders may not cumulate votes in the election of directors.
Directors are determined by a plurality vote. The other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such matters. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder as of the record date. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy, the shares will be voted accordingly. If no choice is specified, the shares will be voted IN FAVOR OF the election of the seven directors nominated by the Board unless the authority to vote for the election of directors (or for any one or more nominees) is withheld and, if no contrary instructions are given, the proxy will be voted IN FAVOR OF the approval of Proposals Two, Three and Four described in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (I.E., the submission of a Proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter). Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum (at least 50% of the voting stock) for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

     Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Peter Dworkin in Investor Relations in writing at 34700 Campus

Drive, Fremont, California 94555 or by telephone at (510) 742-9900. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by April 19, 1999.

REVOCABILITY OF PROXIES

     Any stockholder giving a Proxy pursuant to this solicitation may revoke it at any time prior to exercise by filing with the Secretary of the Company at its principal executive offices at 34700 Campus Drive, Fremont, California 94555, a written notice of such revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice of Annual Meeting, this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. To assure that a quorum will be present in person or by proxy at the Annual Meeting, it may be necessary for certain officers, directors, employees or other agents of the Company to solicit proxies by telephone, facsimile or other means or in person. The Company will not compensate such individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                   IMPORTANT

     PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PREPAID, RETURN ENVELOPE BY NO LATER THAN APRIL 22, 1999 SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

     THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 (THE "ANNUAL REPORT") HAS BEEN MAILED CONCURRENTLY WITH THE MAILING OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT TO ALL STOCKHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "FORM 10-K") WITH SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, MATRIX PHARMACEUTICAL, INC., 34700 CAMPUS DRIVE, FREMONT, CALIFORNIA 94555. NEITHER THE ANNUAL REPORT NOR THE FORM 10-K IS INCORPORATED INTO THIS PROXY STATEMENT AND NEITHER IS CONSIDERED PROXY SOLICITING MATERIAL.

                                      2.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                     PROPOSAL ONE -- ELECTION OF DIRECTORS

     The Company's Bylaws provide for a Board of Directors consisting of between five and nine members. The number of directors is currently set at eight. Effective immediately prior to the Annual Meeting, the authorized number of directors will be seven. The term of office of all current directors expires at the Annual Meeting. At the Annual Meeting, a Board of seven directors will be elected to serve until the Company's next Annual Meeting, or until their successors shall have been duly elected and qualified or until their death, resignation or removal. The Board has selected seven nominees, all of whom are current directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them IN FAVOR OF the nominees named below.
The seven candidates receiving the highest number of affirmative votes of all the shares entitled to vote at the Annual Meeting will be elected. If any nominee is unable to or declines to serve as a director, the Proxies may be voted for a substitute nominee designated by the current Board. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

     Mr. John E. Lyons, a current member of the Board, will not stand for re-election at the Annual Meeting, and his service as a Board member will accordingly cease at that time.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF EACH OF THE FOLLOWING NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED OR UNTIL THEIR EARLIER DEATH, RESIGNATION OR REMOVAL.

INFORMATION WITH RESPECT TO NOMINEES

     Set forth below is information regarding the nominees:

 Name                              Position(s) with the Company                     Age   Director Since
-----                              ----------------------------                     ---   --------------
Michael D. Casey . . . . . . .     Chairman, President and Chief Executive Officer   53        1997

J. Stephan Dolezalek . . . . .     Director and Secretary                            42        1994

James R. Glynn . . . . . . . .     Director                                          52        1997

Marvin E. Jaffe, M.D.. . . . .     Director                                          62        1997

Bradley G. Lorimier. . . . . .     Director                                          53        1997

Edward E. Luck . . . . . . . .     Director                                          48        1989

Julius L. Pericola . . . . . .     Director                                          70        1993


BUSINESS EXPERIENCE OF NOMINEES

     MR. CASEY was appointed to the position of Chairman of the Board in February 1999, succeeding Mr. Luck, and has also served as President, Chief Executive Officer and a director of the Company since September 1997. From November 1995 to December 1996, Mr. Casey was Executive Vice President of Schein Pharmaceutical, Inc. ("Schein"), a generic and ethical pharmaceutical company, and in December 1996, he was appointed President of the retail and specialty products division of Schein. From June 1993 to November 1995, he served as President and Chief Operating Officer of Genetic Therapy, Inc., a biopharmaceutical company. Mr. Casey was President of McNeil Pharmaceutical, a unit of Johnson & Johnson, from 1989 to June 1993 and Vice President, Sales and Marketing for the Ortho Pharmaceutical Corp. ("Ortho") subsidiary of Johnson & Johnson from 1985 to 1989. Previously, he held a number of sales and marketing positions with Ortho.

                                      3.

     MR. DOLEZALEK has served as a director of the Company since October 1994 and as secretary since June 1997. Mr. Dolezalek has been an attorney with the firm of Brobeck, Phleger & Harrison LLP, principal outside counsel to the Company since 1984, and has been a partner in that firm since 1989. Mr. Dolezalek serves as chairman of the Life Sciences Practice Group of Brobeck, Phleger & Harrison LLP.

     MR. GLYNN has served as a director of the Company since June 1997. Mr. Glynn has been Senior Vice President, Chief Financial Officer and Director at Invitrogen Corporation, a developer of research tools for molecular biology activities, since July 1998. Prior to joining Invitrogen, Mr. Glynn served as the Company's Chief Financial Officer from July 1995 until July 1998. He also served as the Company's interim President and Chief Executive Officer from June to September 1997 and as its Chief Operating Officer from September 1997 until July 1998. Mr. Glynn joined the Company in July 1995 as Senior Vice President, Chief Financial Officer and Secretary. Prior to joining the Company, from 1987 to February 1995, he served as Executive Vice President, Chief Financial Officer and director of Mycogen Corporation, an agribusiness and biotechnology company. From 1982 to 1987, Mr. Glynn was Vice President, Finance and Treasurer of Lubrizol Enterprises, Inc., a venture development company.

     DR. JAFFE has been a director of the Company since December 1997. He was President of the R.W. Johnson Pharmaceutical Research Institute ("PRI") from its founding in 1988 until his retirement in April 1994. From 1970 to 1988, Dr. Jaffe held a number of medical management positions at Merck Sharp & Dohme Research Laboratories, including Vice President, Clinical Research from 1978 to 1987, and Senior Vice President, Medical Affairs, from 1987 to 1988. He is a board certified neurologist and a Clinical Associate Professor of Neurology at Jefferson Medical College of Thomas Jefferson University. He is also a director of Chiroscience Group plc, Immunomedics Inc., and Titan Pharmaceuticals, Inc.

     MR. LORIMIER has been a director of the Company since December 1997. He served as Senior Vice President, Business Development and a director of Human Genome Sciences, Inc. from March 1994 to July 1997. Previously, he was Vice President, Corporate Development, at Ortho Pharmaceutical Corp., a subsidiary of Johnson & Johnson, from 1991 to March 1994, Vice President, Licensing on the corporate staff of Johnson & Johnson from 1986 to 1991, and Vice President, Licensing at Sterling Drug Inc. From 1984 to 1986, he held licensing, business planning, and marketing positions at Armour Pharmaceutical Co. and Bristol Laboratories.

     MR. LUCK has been a director of the Company since 1989. He was a co-founder of the Company and has held the position of Chairman of the Board since 1989. In February 1999, he resigned as Chairman to accept a position as Chief Executive Officer of a privately held company. Mr. Luck will remain a member of the Company's Board of Directors. From 1985 to 1989, he held the positions of President and Chief Executive Officer of the Company. Prior to founding the Company, he was co-founder and President of Cytoscan, Inc., a cancer screening company from 1980 to 1982. He was co-founder, Vice President and Director of Technical Affairs of Collagen Corporation from 1975 to 1979.

     MR. PERICOLA has been a director of the Company since January 1993. He worked for 40 years with Bristol- Myers Squibb Co., most recently as Executive Vice President of Bristol-Myers International Group from 1985 to his retirement as an officer in 1990. Mr. Pericola also served as Corporate Senior Vice President of Bristol Myers Company from 1981 to 1990, and as President of the Bristol Laboratories division from 1975 to 1984. Mr. Pericola is currently a director of Fujisawa U.S.A., Inc. and a trustee of Syracuse Research Corporation and Syracuse University.

NUMBER OF DIRECTORS AND RELATIONSHIPS

     The Company's Bylaws authorize the Board to appoint the number of directors serving on the Board, provided that such number shall not be less than five nor more than nine. The number of directors is currently set at eight. Effective immediately prior to the Annual Meeting, the authorized number of directors will be reduced to seven. All directors hold office until the next annual meeting of stockholders or until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal. Officers are appointed to serve at the discretion of the Board.

     There are no family relationships among executive officers or directors of the Company.

                                      4.

BOARD MEETINGS AND COMMITTEES

     The Board held five meetings during the fiscal year ended December 31, 1998. The Board has an Audit Committee and a Compensation Committee, but does not have a standing Nominating Committee. Each director attended or participated in at least 75% of (i) the aggregate number of meetings of the Board and (ii) the total number of meetings held by all the Board committees on which such director served during the 1998 fiscal year.

     The Audit Committee is primarily responsible for approving the services performed by the Company's independent public accountants and reviewing their reports regarding the Company's accounting practices and systems of internal accounting controls. During the fiscal year ended December 31, 1998, the Audit Committee consisted of two directors, Messrs. Lyons and Pericola. The Audit Committee held two meetings during the fiscal year ended December 31, 1998, at which both members were in attendance.

     The Compensation Committee reviews and approves the Company's general compensation policies, sets compensation levels for the Company's executive officers and administers the Company's 1988 Restricted Stock Plan and other employee (and officer) benefit programs. During the fiscal year ended December 31, 1998, the Compensation Committee consisted of two directors, Messrs. Pericola and Lyons. The Compensation Committee met five times during the fiscal year ended December 31, 1998, at which both members were in attendance. Furthermore, the Compensation Committee took action by unanimous written consent on two occasions during the fiscal year ended December 31, 1998.


DIRECTOR COMPENSATION

     The non-employee Board members do not receive any cash compensation for their service on the Board or any Committee of the Board, except for fees related to consultation agreements between the Company and each of directors Luck, Lorimier and Jaffe. Each consultation agreement provides for the payment of $2,500 per full day, $1,250 per half day or $300 per hour for consulting advice and the payment of $1,000 per day for travel time. Mr. Luck received consulting fees of $121,500 for the 1998 fiscal year. Consulting fees and related expenses for directors Lorimier and Jaffe were $16,150 and $22,250, respectively. All other non-employee Board members are reimbursed for travel expenses incurred in attending Board or Committee meetings.

     Each non-employee Board member received an automatic option grant for 40,000 shares of Common Stock under the Company's 1991 Directors Stock Option Plan (the "Directors Plan") on the date of his initial election or appointment to the Board. Each such initial grant becomes exercisable for one-third of the shares upon the optionee's completion of each year of Board service over the three-year period measured from the grant date. However, the option will become immediately exercisable for all of the option shares if the optionee dies or becomes disabled during his period of Board service or if the Company is acquired by merger or asset sale or if there should occur a change in control of the Company through a successful tender offer for more than 40% of the Company's outstanding Common Stock or a change in the majority of the Board effected through one or more contested elections for Board membership. In addition, on the date of each Annual Stockholders Meeting, each individual re-elected as a non-employee Board member will receive an automatic option grant for 3,000 shares of Common Stock, provided such individual has served as a Board member for at least six months prior to the date of the Annual Meeting. Each such annual option grant becomes exercisable for all the option shares upon the optionee's completion of one year of Board service measured from the grant date, subject to acceleration upon an acquisition of the Company by merger or asset sale or other change in control of the Company. All options under the Directors Plan have a maximum term of 10 years, subject to earlier termination upon the optionee's cessation of Board service. Upon the successful completion of a hostile tender offer for more than 40% of the Company's outstanding Common Stock, each automatic option grant will be canceled, and the non-employee Board member will be entitled to a cash distribution from the Company based upon the tender-offer price.

     At the Annual Stockholders Meeting held on May 18, 1998, Messrs. Dolezalek, Luck, Lyons and Pericola each received an automatic stock option grant under the Directors Plan for 3,000 shares of Common Stock in connection with their re-election as non-employee Board members. Each such option has an exercise price of $4.75 per share, the fair market value per share of Common Stock on the grant date. This option grant will become exercisable one year from the grant date, provided the optionee attends all of the regularly scheduled Board meetings held during

                                      5.

that one year period. Should the optionee not attend all of the scheduled meetings, then the option will lapse as to the number of shares determined by multiplying the number of total option shares by a fraction, the numerator of which is the number of such meetings not attended by the optionee during that one-year period and the denominator of which is the total number of such meetings held during such period.

     In connection with Mr. Glynn's termination of employment as Chief Operating Officer and Chief Financial Officer in July 1998 and as an inducement for his continuation in service as a member of the Board, the Company decided to provide him with the following benefits: (i) each of his outstanding stock options, to the extent exercisable for one or more option shares at the time of his termination of employment, is to remain exercisable for those shares for up to a one-year following his July 1998 termination date and (ii) the due date for payment of the outstanding balance on the promissory note he delivered in payment of certain shares of Common Stock acquired under the Shared Investment Program in effect under the Company's 1988 Restricted Stock Plan was extended for a one year period following such termination date.

                                      6.

                          PROPOSAL TWO - APPROVAL OF
                   AMENDMENT TO 1988 RESTRICTED STOCK PLAN

INTRODUCTION

     The stockholders are being asked to approve an amendment to the Company's 1988 Restricted Stock Plan (the "Plan") that will increase the number of shares of Common Stock issuable under the Plan by an additional 400,000 shares and increase the limitation on the maximum number of shares for which any one individual may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances over the term of the Plan from 750,000 to 2,000,000 shares.

     The proposed 400,000-share increase will assure that a sufficient reserve of Common Stock remains available under the Plan in order for the Company to provide a comprehensive equity incentive program for the Company's officers, employees, non-employee Board members and independent consultants which will encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders. The proposed change to the limitation on the maximum number of shares for which any one individual may be granted stock options, separately-exercisable stock appreciation rights and direct stock issuances under the Plan will provide the Company with the continuing opportunity to structure equity incentive awards for senior management so that the compensation deemed paid to the Company's executive officers in connection with their exercise of stock options or stock appreciation rights granted under the Plan will qualify as tax-deductible performance-based compensation under the federal tax laws which will not otherwise be subject to the $1 million limitation per covered individual on the tax deductibility of compensation paid to certain executive officers of the Company. However, not all option grants made under the Plan will be so structured because grants with exercise prices below the fair market value of the option shares may continue to be necessary in order to provide sufficient inducement and incentive to attract and retain the services of individuals essential to the Company's future success.

     The amendment was authorized by the Board on March 2, 1999, subject to stockholder approval at the Annual Meeting. The affirmative vote of a majority of the Common Stock present or represented by Proxy at the Annual Meeting and entitled to vote on Proposal Two is required for approval of such share increase.

     The terms and provisions of the Plan, as amended through March 2, 1999, are described more fully below. The description, however, is not intended to be a complete exposition of all the terms of the Plan. A copy of the Plan will be furnished by the Company to any stockholder upon written request to the Secretary of the Company at the Company's headquarters in Fremont, California.

PLAN STRUCTURE

     The Plan is divided into two separate components:

     OPTION GRANT PROGRAM. Officers, employees, non-employee Board members and independent consultants may, at the discretion of the plan administrator, be granted options to purchase shares of Common Stock at an exercise price not less than 85% of the fair market value of the option shares on the grant date. The granted options may be either incentive stock options that are designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory stock options not intended to satisfy such requirements. In addition, the granted options may include stock appreciation rights which will allow the holders to surrender those options for payments from the Company based on the appreciation in the market value of the Common Stock over the period the options are outstanding.

     STOCK ISSUANCE PROGRAM. Officers, employees, non-employee Board members and independent consultants may be granted the right to purchase shares of Common Stock at fair market value or at discounts of up to 15%. Shares may also be issued as a bonus for past services, without any cash payment required of the participant.

                                      7.

ADMINISTRATION

     The Plan is currently administered by the Compensation Committee ("Committee"). The Committee has full authority to determine the eligible individuals to whom option and stock appreciation right grants are to be made or to whom shares are to be directly issued, the number of shares to be covered by each such grant or issuance, the maximum term for which any granted option or stock appreciation right is to remain outstanding, the time or times at which the granted options or stock appreciation rights are to become exercisable or the issued shares are to vest, and all the other terms and conditions of the award, subject to the express provisions of the Plan. In addition, the Committee has full authority to accelerate the exercisability of outstanding options and to terminate the Company's outstanding repurchase rights with respect to unvested shares, all upon such terms and conditions as it deems appropriate. All expenses incurred in administering the Plan will be paid by the Company.

ELIGIBILITY

     The persons eligible to participate in the Plan are limited to (i) employees (including officers), (ii) the non-employee Board members and (iii) independent consultants in the service of the Company or its parent or subsidiary corporations (whether now existing or subsequently established). Non-employee Board members are also eligible to receive automatic option grants under the 1991 Directors Stock Option Plan. As of December 31, 1998, approximately 97 individuals (including eight officers of the Company and seven non-employee Board members) were eligible to participate in the Plan.

SHARE RESERVE

     If the 400,000-share increase which forms part of this Proposal Two is approved by the stockholders, then the maximum number of shares of the Common Stock issuable over the term of the Plan will be increased to 5,030,953 shares (excluding 238,095 shares previously issued under the Plan but cancelled upon repurchase by the Company). Such shares will be made available either from the Company's authorized but unissued Common Stock or from Common Stock reacquired by the Company.

     The maximum number of shares for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights or direct stock issuances may not exceed 2,000,000 shares in the aggregate over the term of the Plan, assuming stockholder approval of the 1,250,000-share increase to such limit which forms part of this Proposal Two. However, for purposes of such limitation, any option grants, stock appreciation rights or direct stock issuances made prior to January 1, 1994 will not be taken into account.

     Should an option be terminated or canceled for any reason prior to exercise or surrender in full (including options canceled in accordance with the cancellation-regrant provisions described below), the shares subject to the portion of the options not so exercised or surrendered will be available for subsequent grant. Unvested shares issued under the Plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company's repurchase rights under the Plan will be added back to the share reserve and will accordingly be available for reissuance. However, shares subject to any stock option surrendered or canceled in connection with the stock appreciation right provisions of the Plan will not be available for subsequent issuance.

     As of February 28, 1999, approximately 3,047,317 shares of Common Stock were subject to outstanding options under the Plan, and 602,331 shares of Common Stock (including the 400,000 shares which are subject to stockholder approval as part of this Proposal Two) were available for issuance under future option grants and stock issuances. Furthermore, as of February 28, 1999, 1,619,400 shares (including 238,095 shares previously issued but retired from the Plan) have been issued under the Plan. As of February 28, 1999, the weighted average exercise price payable per share upon the exercise of outstanding options was $3.016. The expiration dates for all such outstanding options range from September 6, 2001 to January 28, 2008.

                                      8.

CHANGES IN CAPITALIZATION

     In the event any change is made to the Common Stock issuable under the Plan (by reason of any stock dividend, stock split, combination of shares, recapitalization, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration), appropriate adjustments will be made to (i) the aggregate number and/or class of securities available for issuance under the Plan, (ii) the maximum number and class of securities for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate under the Plan and (iii) the number and/or class of securities and the price per share in effect under each outstanding option and stock appreciation right in order to prevent the dilution or enlargement of benefits thereunder.

VALUATION

     For purposes of establishing the option exercise price or direct issue price and for all other valuation purposes under the Plan, the fair market value per share of Common Stock on any relevant date will be the closing selling price per share as reported on the Nasdaq National Market. As of December 31, 1998, the fair market value per share of the Common Stock was $2.625 per share, as reported on the Nasdaq National Market.

TERMS OF OPTION GRANT PROGRAM

     PRICE AND EXERCISABILITY. The exercise price per share may not be less than 85% of the fair market value per share of Common Stock on the grant date, and no option may be outstanding for more than a 10-year term. If the granted option is intended to be an incentive stock option under the Federal tax laws, the exercise price must not be less than 100% of the fair market value per share of the Common Stock on the grant date.

     The exercise price is payable in cash or in shares of Common Stock. Optionees are also permitted to exercise the option through a broker-dealer sale and remittance procedure which will allow the optionee to exercise the option and sell the purchased shares on the same day, with a portion of the sale proceeds utilized to satisfy the exercise price payable for the purchased shares. The Committee may also assist any optionee (including an officer) in the exercise of the option by (i) authorizing a loan from the Company or (ii) permitting the optionee to pay the exercise price in installments over a period of years. The terms and conditions of any such deferred payment arrangement will be established by the Committee in its sole discretion, but in no event may the maximum credit extended to the optionee exceed the aggregate exercise price payable for the purchased shares (less the par value of those shares), plus any federal and state income or employment withholding taxes incurred in connection with the purchase. The Committee may determine that one or more loans may be forgiven in whole or in part over the individual's period of service with the Company.

     The vesting schedule for each granted option will be determined by the Committee and will be set forth in the instrument evidencing such grant. The granted option may be (i) immediately exercisable for vested shares, (ii) immediately exercisable for unvested shares subject to the Company's repurchase rights, or (iii) exercisable in installments for vested shares over the optionee's period of service.

     Options are generally not assignable or transferable other than by will or the laws of inheritance, and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

     STOCK APPRECIATION RIGHTS. At the discretion of the Committee, options may be granted with stock appreciation rights. A stock appreciation right grants the holder the right to surrender the underlying option for an appreciation distribution from the Company equal in amount to the excess of
(i) the fair market value (on the exercise date) of the shares of Common Stock in which the optionee is at the time vested under the surrendered option over (ii) the aggregate option exercise price payable for those shares. The appreciation distribution may be made, at the discretion of the Committee, either in shares of Common Stock valued at fair market value on the option surrender date or in cash or in a combination of cash and Common Stock.

                                      9.

     Limited stock appreciation rights may be granted to one or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws. In the event that more than 50% of the Company's outstanding voting stock were to be acquired pursuant to a hostile tender offer, each outstanding option with such a limited right would automatically be canceled, to the extent such option was at the time exercisable for vested shares. In return for the canceled option (or canceled portion), the officer would receive a cash distribution from the Company based upon the tender offer price payable per share of vested Common Stock subject to the canceled option.

     Prior to September 1991, options were granted under the Plan to certain executive officers which included a different form of limited stock appreciation right. These particular options provide the option holder, if such individual is an officer at the time that a hostile tender offer for 25% or more of the Company's outstanding voting securities is successfully completed, with a 30-day period in which to surrender the underlying option for a cash distribution from the Company based on the tender offer price payable per vested share subject to the surrendered option.

     CANCELLATION AND NEW GRANT OF OPTIONS. The Committee has the authority to effect, at any time and from time to time, the cancellation of any or all options outstanding under the Plan and to grant in substitution therefore new options covering the same or different numbers of shares of Common Stock but with an exercise price per share not less than 85% of the fair market value per share of the Common Stock on the new grant date.

     TERMINATION OF SERVICE AND REPURCHASE RIGHTS. All options and stock appreciation rights granted under the Plan will terminate upon the expiration of the 12-month period (or such shorter period as the Committee may establish at the time of grant) measured from the date of the optionee's cessation of service with the Company. In the event of the optionee's death, the option will remain exercisable until the first anniversary of the optionee's death and may be exercised by the personal representative of the optionee's estate or by the person inheriting the option. However, each option will only be exercisable during the applicable post-service exercise period for the number of shares (if any) for which such option is exercisable at the time of the optionee's cessation of service, unless the Committee determines at such time to accelerate the exercisability of the option in whole or in part.

     Unvested shares of Common Stock acquired upon the exercise of one or more options will be subject to repurchase by the Company, at the original option exercise price paid per share, upon the optionee's cessation of service prior to vesting in those shares. The Committee has complete discretion in establishing the terms and conditions upon which such repurchase rights are to be exercisable, including the establishment of appropriate vesting schedules and other provisions for the expiration of such rights in one or more installments.

     The Committee will have complete discretion to extend the period following the optionee's termination of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability of such options or vesting of his or her unvested shares in whole or in part.
 Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service. In no event, however, may an option be exercised after the expiration of the option term.

     For purposes of the Plan, an individual will be deemed to continue in the Company's service for so long as he or she renders services to the Company or any parent or subsidiary corporation as an employee, a non-employee Board member or an independent consultant.

TERMS OF STOCK ISSUANCE PROGRAM

     Shares may be issued under the stock issuance program directly, without any intervening stock option grant, in accordance with the following terms and conditions.

     ISSUE PRICE; PAYMENT. The purchase price per share may not be less than 85% of the fair market value per share of Common Stock on the date the Committee authorizes the issuance. The issue price for the purchased shares may be paid in cash, in shares of Common Stock valued at fair market value on the date of issuance, or by promissory note payable to the Company's order. The promissory note may, at the discretion of the Committee, be subject to cancellation over the participant's period of service. Shares may also be issued as a bonus for past services, without any cash or other payment required of the participant.

                                      10.

     VESTING SCHEDULE; RESTRICTIONS. The interest of a participant in the Common Stock issued under the Plan may be fully and immediately vested upon issuance or may vest in one or more installments over the participant's period of service, as determined by the Committee. The elements of the vesting schedule, including the effect disability or death is to have upon vesting, are to be determined by the Committee at the time of issuance.

     The participant may not sell or transfer any unvested shares of Common Stock, other than permitted transfers by gift to certain family members or family trusts. Except for such transfer restrictions, the participant will have all the rights of a stockholder with respect to the unvested shares. Accordingly, the participant will have the right to vote such shares and to receive any cash dividends or other distributions paid or made with respect to those shares.

     SURRENDER OF SHARES; REPURCHASE. In the event the participant should, while his or her interest in the Common Stock remains unvested, (i) attempt to transfer (other than by permissible gift) any unvested Common Stock or
(ii) cease service with the Company, then the Company will have the right to repurchase from such individual, at the original purchase price paid for such shares, the shares in which he or she has not acquired a vested interest, and such individual will cease to have any stockholder rights with respect to the repurchased shares.

PROVISIONS APPLICABLE TO OPTION GRANTS AND SHARE ISSUANCES

     ACCELERATION OF VESTING. All outstanding options and unvested share issuances under the Plan will vest on an accelerated basis upon certain changes in the ownership or control of the Company. Accordingly, in the event of any one of the following transactions (a "Corporate Transaction"):

          (a) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of incorporation,

          (b) the sale, transfer or other disposition of substantially all of the Company's assets in liquidation or dissolution of the Company, or

          (c) any reverse merger in which the Company is acquired but continues in existence as a separate entity,

each outstanding option will automatically become exercisable, immediately prior to the effective date of the Corporate Transaction, for all of the option shares at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares. However, the exercisability of an outstanding option will not so accelerate if and to the extent: (i) such option is to be assumed by the successor corporation (or parent thereof) or (ii) the acceleration of such option is subject to other limitations imposed by the Committee at the time of grant. Immediately following the Corporate Transaction, each option outstanding under the Plan will immediately terminate and cease to be exercisable, except to the extent assumed by the successor corporation or parent thereof.

     The Company's outstanding repurchase rights under both the Option Grant and Stock Issuance Programs will also terminate, and the shares subject to those terminated rights will become fully vested, upon the Corporate Transaction, except to the extent (i) one or more of such repurchase rights are to be assigned to the successor corporation (or its parent company) or
(ii) such termination and accelerated vesting are precluded by other limitations imposed by the Committee at the time the repurchase rights are issued.

     The vesting of options and unvested shares upon a Corporate Transaction may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

     STOCKHOLDER RIGHTS. No individual is to have any stockholder rights with respect to shares acquired on exercise of an option or under the share issuance program until such individual has exercised the option and paid the exercise price or purchase price for the purchased shares and has been issued a stock certificate for the purchased shares.

                                      11.

     EXCESS GRANTS. The Plan permits the grants of options to purchase shares and the issuances of shares of Common Stock in excess of the number of shares then available for issuance under the Plan. Any option so granted cannot be exercised and any shares issued must be held in escrow prior to stockholder approval of an amendment increasing the number of shares available for issuance under the Plan.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board may amend or modify the Plan in any or all respects whatsoever, subject to any required stockholder approval under applicable law or regulation.

     The Board may terminate the Plan at any time, but in all events the Plan will terminate upon the earlier of December 31, 2002 or the date all shares available for issuance under the Plan are issued as vested shares or canceled pursuant to the exercise or surrender of options granted under the Plan. Any options outstanding at the time of the termination of the Plan will remain in force in accordance with the provisions of the instruments evidencing such grants.

                                      12.

STOCK AWARDS

     The first table below shows, as to each of the Company's executive officers named in the Summary Compensation Table elsewhere in this Proxy Statement and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the Plan between January 1, 1998 and February 28, 1999, together with the weighted average exercise price payable per share. The second table shows, as to each of the Company's executive officers named in the Summary Compensation Table elsewhere in this Proxy Statement and the various indicated individuals and groups, the number of shares of Common Stock directly issued under the Stock Issuance Program of the Plan between January 1, 1998 and February 28, 1999. All of those latter issuances were made as fully-vested stock bonuses issued for past services rendered the Company.

------------------------------------------------------------------------------------------------
                                                        Options Granted      Weighted Average
                  Name                                 (Number of Shares)     Exercise Price
                  ----                                 ------------------    ----------------
------------------------------------------------------------------------------------------------

  Michael D. Casey, President and Chief Executive           100,000               $3.50
  Officer
------------------------------------------------------------------------------------------------
  Richard D. Leavitt, M.D.                                   45,000               $2.81
  Senior Vice President, Medical and Regulatory
  Affairs
------------------------------------------------------------------------------------------------
  Richard E. Jones, Ph.D.                                    45,000               $2.81
  Vice President, Research and Development
------------------------------------------------------------------------------------------------
  Ronald P. Lucas,                                           45,000               $2.81
  Vice President, Operations
------------------------------------------------------------------------------------------------
  Harry D. Pedersen                                          70,000               $2.81
  Vice President, Corporate Development
------------------------------------------------------------------------------------------------
  Andrew G. Korey, Ph.D.                                     20,000               $3.50
  Vice President, Business Development and
  Scientific Licensing
------------------------------------------------------------------------------------------------
  All current executive officers as a group                 570,000               $3.09
  (8 persons)
------------------------------------------------------------------------------------------------
  All current non-employee Board members as a group          12,000               $4.75
------------------------------------------------------------------------------------------------
  All employees, including current officers who are         780,548               $2.95
  not executive officers, as a group (117 persons)
------------------------------------------------------------------------------------------------

                                         STOCK ISSUANCES

------------------------------------------------------------------------------------------------
                                      Name                                     Number of Shares
                                      ----                                     ----------------
------------------------------------------------------------------------------------------------
  Michael D. Casey                                                                  33,100
  President and Chief Executive Officer
------------------------------------------------------------------------------------------------
  Richard D. Leavitt, M.D.                                                          10,060
  Senior Vice President, Medical and Regulatory Affairs
------------------------------------------------------------------------------------------------
  Richard E. Jones, Ph.D.                                                            9,132
  Vice President, Research and Development
------------------------------------------------------------------------------------------------
  Ronald P. Lucas,                                                                   8,520
  Vice President, Operations
------------------------------------------------------------------------------------------------
  Harry D. Pedersen                                                                   --
  Vice President, Corporate Development
------------------------------------------------------------------------------------------------
  Andrew G. Korey, Ph.D.                                                              --
  Vice President, Business Development and Scientific Licensing
------------------------------------------------------------------------------------------------
  All current executive officers as a group                                         80,190
  (8 persons)
------------------------------------------------------------------------------------------------
  All current non-employee Board members as a group                                   --
------------------------------------------------------------------------------------------------
  All employees, including current officers who are not executive officers,         105,027
  as a group (33 persons)
------------------------------------------------------------------------------------------------

FEDERAL TAX CONSEQUENCES OF OPTIONS

     Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to satisfy such requirements. The Federal income tax treatment for the two types of options differ as follows:

     INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize regular taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market

                                      14.

value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

     If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     Special provisions of the Internal Revenue Code apply to the acquisition of shares under a non-statutory option if the purchased shares are subject to repurchase by the Company or other substantial risk of forfeiture. These special provisions may be summarized as follows:

          If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company, at the original exercise price paid per share, in the event the optionee's service terminates prior to vesting in the shares, then the optionee will not recognize any taxable income at the time of exercise. The optionee will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the difference between the fair market value of the shares on the date the repurchase right lapses and the option exercise price paid for those shares.

          The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise an amount equal to the difference between the fair market value of the purchased shares on the date of exercise (determined as if the shares were not subject to the Company's repurchase right) and the option exercise price paid for the shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Company's repurchase right lapses.

          The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee in connection with the exercise of the non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

     STOCK APPRECIATION RIGHTS. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

     DIRECT STOCK ISSUANCE. The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Because non-statutory options are usually granted under the Plan with exercise prices equal to 85% of the fair market value of the option shares at the time of such grant, the compensation deemed paid by the Company in connection with the subsequent exercise of those options will not qualify as performance-based compensation for purposes of Code Section 162(m) and will have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the
Company.   In  addition, certain stock options granted to Mr. Casey will be subject to such limitation if they are exercised during a calendar year for which he is a named executive officer in the Company's proxy statement.

                                      15.

ACCOUNTING TREATMENT

     Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances with exercise or issue prices not less than the fair market value of the shares on the grant or issue date will not result in any direct charge to the Company's earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

     The Financial Accounting Standards Board recently announced its intention to issue an Exposure Draft of a proposed interpretation of APB Opinion 25, "Accounting for Stock Issued to Employees." Under the proposed interpretation, option grants made to non-employee Board members after December 15, 1998 may result in a direct charge to the Company's reported earnings based upon the fair value of the option. Such charge is likely to include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 may also trigger a direct charge to Company's reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the date the option is exercised for those shares.

     Should one or more optionees be granted stock appreciation rights under the 1995 Plan that have no conditions upon exercisability other than a service or employment requirement, then such rights would result in a compensation expense to be charged against the Company's reported earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

STOCKHOLDER APPROVAL

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented by Proxy and entitled to vote at the Annual Meeting is required for approval of the amendment to the Plan. Should such stockholder approval not be obtained, then any stock options granted under the Plan on the basis of the 400,000-share increase which forms part of this Proposal Two will terminate without ever becoming exercisable for any of the shares of Common Stock subject to those options, and no further options will be granted on the basis of that increase. In addition, the maximum number of shares for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan after December 31, 1993 will remain at the 750,000-share limit. However, the Plan will continue to remain in effect, and option grants, stock appreciation rights and direct stock issuance may continue to be made pursuant to the provisions of the Plan in effect prior to the amendment summarized in this Proposal Two, until the available reserve of Common Stock as last approved by the stockholders has been issued.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE AMENDMENTS TO THE COMPANY'S 1988 RESTRICTED STOCK PLAN.

NEW PLAN BENEFITS

     As of February 28, 1999, no stock option grants or direct stock issuances have been made under the Plan on the basis of the proposed 400,000-share increase to the reserve under the Plan or the proposed 1,250,000-share increase to the limit on per participant grants and issuances.

                                      16.

                           PROPOSAL THREE -- APPROVAL OF

                         1999 EMPLOYEE STOCK PURCHASE PLAN

     The stockholders are being asked to approve the Company's 1999 Employee Stock Purchase Plan under which 700,000 shares of the Company's Common Stock initially will be reserved for issuance. The Purchase Plan was adopted by the Board of Directors on March 2, 1999 and will become effective on July 1, 1999, provided this Proposal Three is approved at the Annual Meeting.

     The Purchase Plan is designed to allow eligible employees of the Company and participating affiliates (whether now existing or subsequently established) to purchase shares of Common Stock at semi-annual intervals through their accumulated periodic payroll deductions under the Purchase Plan.

ADMINISTRATION

     The Purchase Plan will be administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, will have full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.

SECURITIES SUBJECT TO THE PURCHASE PLAN

     The number of shares of Common Stock initially reserved for issuance under the Purchase Plan will be limited to 700,000 shares.

     The shares issuable under the Purchase Plan may be made available from authorized but unissued shares of the Company's Common Stock or from shares of Common Stock repurchased by the Company, including shares repurchased on the open market.

     In the event that any change is made to the outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without the Company's receipt of consideration), appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Purchase Plan, (ii) the maximum number and class of securities purchasable per participant on any one semi-annual purchase date,
(iii) the maximum number and class of securities purchasable by all participants in the aggregate on any one purchase date and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

OFFERING PERIODS AND PURCHASE RIGHTS

     Shares of Common Stock will be offered under the Purchase Plan through a series of successive offering periods, each with a maximum duration of 24
months.    However, the initial offering period will be of 25-months
duration, beginning on July 1, 1999 and ending on the last business day in July 2001. The next offering period will commence on the first business day in August 2001, and subsequent offering periods will commence as designated by the Plan Administrator.

     At the time the participant joins the offering period, he or she will be granted a purchase right to acquire shares of Common Stock at semi-annual intervals over the remainder of that offering period. The purchase dates will occur on the last business days of January and July each year, and all payroll deductions collected from the participant for the period ending with each such semi-annual purchase date will automatically be applied to the purchase of Common Stock. The initial purchase date under the Purchase Plan will be January 31, 2000.

     Should the fair market value per share of Common Stock on any purchase date be less than the fair market value per share on the start date of the two-year offering period, then that offering period will automatically

                                      17.

terminate, and a new two-year offering period will begin on the next business day, with all participants in the terminated offering to be automatically transferred to the new offering period.

ELIGIBILITY AND PARTICIPATION

     Any individual who is employed on a basis under which he or she is regularly expected to work for more than 20 hours per week for more than five months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan.

     An individual who is an eligible employee on the start date of any offering period may join that offering period at that time or on any subsequent semi-annual entry date (the first business day in February or
August each year) within that offering period.   An individual who first
becomes an eligible employee after such start date may join the offering period on any semi-annual entry date within that offering period on which he or she is an eligible employee.

     As of February 28, 1999, approximately 96 employees, including eight executive officers, were eligible to participate in the Purchase Plan.

PURCHASE PRICE

     The purchase price of the Common Stock acquired on each semi-annual purchase date will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into the offering period or (ii) the fair market value on the semi-annual purchase date.

     The fair market value per share of Common Stock on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date on the Nasdaq National Market. On February 26, 1999, the closing selling per share of Common Stock on the Nasdaq National Market was $1.969.

PAYROLL DEDUCTIONS AND STOCK PURCHASES

     Each participant may authorize periodic payroll deductions in any multiple of one percent up to a maximum of 15% of his or her total cash compensation (base salary plus bonus, overtime and commissions) to be applied to the acquisition of Common Stock at semi-annual intervals. Accordingly, on each semi-annual purchase date (the last business day in January and July each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase date.

SPECIAL LIMITATIONS

     The Purchase Plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following limitations:

     - Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Common Stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

     - Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

     - No participant may purchase more than 3,000 shares of Common Stock on any one purchase date.

     - The maximum number of shares of Common Stock issuable to all participants in the aggregate on any one purchase date will be limited to 175,000 shares.

     However, the Plan Administrator will have the discretionary authority, exercisable prior to the start of any offering period, to increase or decrease the 3,000-share and 175,000-share limitations to be in effect for the number of shares purchasable per participant and in the aggregate by all participants on each purchase date during that offering period.

TERMINATION OF PURCHASE RIGHTS

     The participant may withdraw from the Purchase Plan at any time, and his or her accumulated payroll deductions will, at the participant's election, either be applied to the purchase of shares on the next semi-annual purchase date or be refunded immediately.

     The participant's purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the semi-annual period in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of Common Stock.

STOCKHOLDER RIGHTS

     No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

ASSIGNABILITY

     No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

CHANGE IN CONTROL OR OWNERSHIP

     In the event the Company is acquired by merger, sale of substantially all of the Company's assets or sale of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to 85% of the LOWER of (i) the fair market value per share of Common Stock on the participant's entry date into the offering period in which such acquisition occurs or (ii) the fair market value per share of Common Stock immediately prior to such acquisition. The limitation on the maximum number of shares issuable in the aggregate on any one purchase date shall not be applicable to any purchase date attributable to such an acquisition.

SHARE PRO-RATION

     Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, will be refunded.

AMENDMENT AND TERMINATION

     The Purchase Plan will terminate upon the earliest of (i) the last business day in July, 2009, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with an acquisition of the Company.

     The Board may at any time alter, suspend or discontinue the Purchase Plan. However, the Board may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan, (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the Purchase Plan.

FEDERAL TAX CONSEQUENCES

     The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

     If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the semi-annual purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess.

     If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the participant's entry date into that offering period; and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

     If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

ACCOUNTING TREATMENT

     Under current accounting principles applicable to employee stock purchase plans qualified under Section 423 of the Internal Revenue Code, the issuance of Common Stock under the Purchase Plan will not result in a compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the fair value of those purchase rights treated as compensation expense.

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the Purchase Plan. Should such stockholder approval not be obtained, then the Purchase Plan will not be implemented.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PURCHASE PLAN. THE BOARD BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY TO PROVIDE A PROGRAM OF STOCK OWNERSHIP TO THE COMPANY'S EMPLOYEES IN ORDER TO PROVIDE THEM WITH A MEANINGFUL OPPORTUNITY TO ACQUIRE A SUBSTANTIAL PROPRIETARY INTEREST IN THE COMPANY AND THEREBY ENCOURAGE SUCH INDIVIDUALS TO REMAIN IN THE COMPANY'S SERVICE AND MORE CLOSELY ALIGN THEIR INTERESTS.

                          PROPOSAL FOUR -- RATIFICATION OF
                        APPOINTMENT OF INDEPENDENT AUDITORS

     The Board has appointed the firm of Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that the stockholders vote "FOR" ratification of such appointment.

     In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interest of the Company and its stockholders. The affirmative vote of the holders of a majority of the Company's Common Stock present or represented by Proxy at the Annual Meeting and entitled to vote is required to ratify the selection of Ernst & Young LLP.

     Ernst & Young LLP has served as independent auditors to the Company for the fiscal year ended December 31, 1998. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                    EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's Stock Option Plan.

     The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. The Company is engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

     GENERAL COMPENSATION POLICY. The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are tied to their personal performance, the financial performance of the Company and their contribution to that performance and which are competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the achievement of pre-defined performance targets and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

     FACTORS. The principal factors that were taken into account in establishing each executive officer's compensation package for the 1998 fiscal year are described below. However, the Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

     BASE SALARY - CHIEF EXECUTIVE OFFICER. In setting the base salary level for the Company's Chief Executive Officer, Michael D. Casey, for the 1998 fiscal year, the Committee sought to provide him with a level of base salary which the Committee believed, on the basis of its understanding of the industry, would be competitive with the base salary levels in effect for other chief executive officers at similar-sized companies in the industry.
It is the Committee's objective to maintain Mr. Casey's base salary at a stable and predictable level from year to year and not have this component of his overall compensation package significantly affected by Company performance.

     BASE SALARY - OTHER EXECUTIVE OFFICERS.   In setting the base salaries
of the executive officers other than the Chief Executive Officer, the Compensation Committee did not rely on any specific compensation surveys indicating the base salary levels in effect at comparable companies but did review a survey prepared by management indicating the targeted merit increases to the salary levels of executives at approximately 20 companies in the industry. On the basis of this survey, the Committee determined the salary increases to be in effect for the 1998 fiscal year for the Company's other executive officers.

     ANNUAL INCENTIVE COMPENSATION. For the 1998 fiscal year, the Compensation Committee established an incentive compensation program for the executive officers. Since the Company is in the development stage, the use of traditional performance milestones (such as profit levels and return on equity) as the basis for such incentive compensation was not considered appropriate. Instead, the incentive awards for the 1998 fiscal year were based primarily on personal performance and the attainment of specific personal performance objectives. On the basis of the Committee's evaluation of personal performance for the year as well as the highly competitive market for senior-level personnel within the pharmaceutical industry, the executive officers (other than the Chief Executive Officer) received bonuses which ranged from 13.9% to 25.9% of their base salary for the year. A number of executive officers, including the following Named Officers: Mr. Lucas and Drs. Leavitt and Jones, elected to receive their bonus primarily in the form of fully-vested shares of the Company's Common Stock, with the cash balance applied to the payment of the applicable withholding taxes so that none of the shares would have to be immediately sold for such purpose.

     LONG TERM INCENTIVES. Generally, stock option grants are made periodically by the Compensation Committee to each of the Company's executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (not less than 85% of the market price of the shares on the grant date) over a specified period of time (up to 10 years). Each option becomes exercisable in a series of installments, generally, over a four-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a meaningful return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares substantially appreciates over the option term.

     The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, the individual's personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. In determining the appropriate level of equity incentive to be provided each individual, the Compensation Committee also takes into account the number of unvested options held by the executive officer and the comparable level of equity-based awards provided similar individuals in the industry as reflected in comparative industry data. However, the relevant weight given to each of these factors varied from individual to individual for the grants made during the 1998 fiscal year.

     CEO COMPENSATION. The base salary for the Company's Chief Executive Officer, Michael D. Casey, for the 1998 fiscal year was increased to $420,000, five percent above the level in effect for him for the prior year, in order to maintain his salary at a competitive level with the salaries of
chief executives of pharmaceutical companies of similar size.   Pursuant to
his offer letter from the Company, Mr. Casey received a sign-on bonus of $150,000 in 1997 and an additional $50,000 bonus in 1998 upon his completion of six months of employment and the attainment of certain performance milestones. Mr. Casey was also eligible to receive an additional performance-based bonus for the 1998 fiscal year targeted at 35% of his base salary, and he in fact earned an additional $100,000 bonus for the 1998
fiscal year on the basis of his individual performance for such year.   Like
a number of the Company's other executive officers, Mr. Casey elected to receive this bonus primarily in the form of shares of the Company's Common Stock, with the cash balance applied to the payment of the applicable withholding taxes.

     During the 1998 fiscal year, Mr. Casey was also granted an option to purchase an additional 50,000 shares of Common Stock. The option has an exercise price equal to the fair market value of the underlying shares on the grant date and will become exercisable for those shares in a series of installments over a four-year period of continued employment with the Company. Accordingly, the option is designed to serve an a meaningful incentive for him to remain in the Company' employ and to further align his interests with those of the stockholders.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. Non-performance based compensation paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid to the Company's executive officers for fiscal 1999 will exceed that limit. Options granted to the executive officers during the 1998 fiscal year should qualify as performance based compensation, and any deductions attributable to the exercise of these options should not be subject to the $1 million limitation. However, the Company has in prior fiscal years granted options to the executive officers with an exercise price equal to 85% of the fair market value of the option shares on the grant date as an additional inducement to retain their services. As a result, the compensation deemed paid by the Company in connection with the subsequent exercise of those options will not qualify as performance-based compensation and will be subject to the $1 million limitation. In addition, a portion of the options granted to Mr. Casey in 1997 as part of the cancellation/regrant program implemented during that year will not qualify as performance-based compensation and will also be subject to the $1 million limitation should those options be exercised during a fiscal year in which he is a named executive officer in the Company's proxy statement. Because it is unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1 million level.

     The Board of Directors did not modify any action or recommendation made by the Compensation Committee with respect to executive compensation for the 1998 fiscal year. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

                                John E. Lyons, Member
                              Julius L. Pericola, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As of December 31, 1998, the Compensation Committee of the Board was comprised of Messrs. Lyons and Pericola. No current or past member of the Compensation Committee was at any time during the 1998 fiscal year, or at any time, an officer or employee of the Company or any of its subsidiaries.

     No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

PERFORMANCE GRAPH

     The graph depicted below shows the Company's stock price as an index assuming $100 invested on January 28, 1992 (the date of the Company's initial public offering) at the then current market price of $15.00 per share, along with the composite prices of companies listed in the Nasdaq Pharmaceutical Index and Nasdaq U.S. Stock Market Index. This information has been provided to the Company by the Nasdaq Stock Market. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

                        Matrix           NASDAQ        NASDAQ Stock
                     Pharmaceutical,  Pharmaceutical   Market Index
                          Inc.            Index
     01/28/92              100             100             100
     03/31/92               73              85              97
     06/30/92               40              71              91
     09/30/92               41              67              94
     12/31/92               58              81             110
     03/31/93               45              59             112
     06/30/93               60              62             114
     09/30/93               63              67             124
     12/31/93               70              73             126
     03/31/94               74              59             121
     06/30/94               68              52             115
     09/30/94               95              58             125
     12/31/94               92              55             123
     03/31/95               92              59             134
     06/30/95               90              69             154
     09/30/95               93              86             172
     12/31/95              125             100             174
     03/31/96              154             104             182
     06/30/96              120             101             197
     09/30/96               53             103             204
     12/31/96               41             100             214
     03/31/97               43              95             203
     06/30/97               45             103             240
     09/30/97               33             115             280
     12/31/97               23             104             263
     01/31/98               31             114             307
     06/30/98               29             106             316
     09/30/98               19             100             286
     12/31/98               18             133             369

The indexes above assume the reinvestment of all dividends.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH MIGHT INCORPORATE FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES, THE PRECEDING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE COMPANY STOCK PERFORMANCE GRAPH WILL NOT BE INCORPORATED BY REFERENCE INTO ANY OF THOSE PRIOR FILINGS, NOR WILL SUCH REPORT OR GRAPH BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILINGS MADE BY THE COMPANY UNDER THOSE STATUTES.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation earned, for services rendered in all capacities to the Company and its subsidiaries, for each of the last three fiscal years by the Company's current Chief Executive Officer and the four other highest paid executive officers whose salary and bonus for fiscal 1998 were in excess of $100,000. The individuals named in the table will be hereinafter referred to as the "Named Officers." No other executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for the 1998 fiscal year resigned or terminated employment during that year.

                             SUMMARY COMPENSATION TABLE

                                                 Annual Compensation                       Long-Term Compensation Awards
                                        ------------------------------------------------------------------------------------------
                                                               Other Annual       Securities         Restricted        All Other
                                        Salary       Bonus     Compensation   Underlying Options    Stock Awards     Compensation
Name and Principal Position    Year       ($)        ($)(1)        ($)               (#)                ($)               ($)
----------------------------------------------------------------------------------------------------------------------------------
Michael D. Casey (2)           1998     404,956     150,000         -                50,000              -            410,031  (4)
President and                  1997     106,843     150,000         -             1,100,000 (3)          -             70,636  (4)
  Chief Executive Officer      1996        -           -            -                  -                 -               -

Richard D. Leavitt, M.D. (5)   1998     233,991      33,000         -                20,000              -              5,000  (7)
Senior Vice President,         1997     220,000      33,000         -               125,000 (3)      175,000 (6)       82,972  (7)
  Medical and Regulatory       1996      18,334        -            -                85,000              -             20,000  (7)
  Affairs

Richard E. Jones, Ph.D.        1998     193,333      30,000         -                20,000              -              5,000  (8)
Vice President, Research       1997     181,650      27,250         -                90,000 (3)          -              2,661  (8)
  and Development              1996     173,000      28,200         -                20,000              -              1,188  (8)

Ronald P. Lucas                1998     185,670      28,000         -                20,000              -              5,000  (9)
Vice President,                1997     173,250      23,400         -               125,000 (3)       26,250 (6)        2,613  (9)
  Operations                   1996     136,971      32,670         -                75,000              -               -

Harry D. Pedersen (10)         1998     174,534      45,000         -                45,000              -             11,961 (11)
Vice President,                1997      78,163      11,725         -               130,000 (3)      175,000 (6)       67,000 (11)
  Corporate Development        1996        -           -            -                  -                 -               -

Andrew G. Korey, Ph.D. (12)    1998     182,199      20,995         -                20,000              -            106,000 (13)
Vice President,                1997     175,000      21,000         -                70,000 (3)          -               -
  Business Development and     1996     175,000      24,950         -                20,000              -               -
  Scientific Licensing

(1) Bonuses are reported for the year earned, although generally paid in the subsequent year, except for Mr. Casey's sign-on bonus of $150,000 paid in 1997 and a guaranteed minimum $50,000 bonus for 1998 paid in that year. The remaining $100,000 of the 1998 year bonus was paid in 1999. Except for the $50,000 guaranteed bonus paid to Mr. Casey in 1998 and the bonuses paid to Mr. Pedersen and Dr. Korey for the 1998 fiscal year, all bonuses for the Named Officers for the 1998 fiscal year were paid primarily in shares of the Company's Common Stock, valued at $1.9125 per share for such purpose, with the balance of the bonus paid in cash and applied to the payment of the applicable withholding taxes. The stock and cash component of each executive's officer bonus for the 1998 fiscal year is as follows:

             Name            Number of Shares      Cash Payment
          -----------        ----------------      ------------
          Mr. Casey               33,100             $36,696
          Dr. Leavitt             10,060             $13,760
          Dr. Jones                9,132             $12,535
          Mr. Lucas                8,520             $11,705

(2) Mr. Casey joined the Company as President and Chief Executive Officer on October 6, 1997, with an annualized salary of $400,000 for the 1997 fiscal year.

(3) Includes the following options regranted on October 29, 1997 in exchange for the cancellation of preexisting options for the same number of shares with an exercise price per share in excess of $3.94: Michael D. Casey (550,000 shares); Richard Leavitt (105,000 shares); Richard Jones (70,000 shares), Ronald Lucas (100,000 shares), Harry Pedersen (65,000 shares) and Andrew Korey (60,000 shares).

(4) Represents relocation allowance for Mr. Casey of $70,636 in 1997 and the sum of the following amounts for 1998: (i) $401,310 balance of relocation allowance, (ii) automobile allowance of $3,721 and (iii) a matching contribution on Mr. Casey's behalf to the Company's 401(k) Plan in the form of 1,081 shares of Common Stock at $4.625 per share.

(5) Dr. Leavitt joined the Company as Senior Vice President, Medical and Regulatory Affairs on December 2, 1996, with an annualized salary of $220,000 for the 1997 fiscal year.

(6) Represents a share rights award made by the Compensation Committee on December 2, 1997 which granted Dr. Leavitt and Mr. Pedersen each the right to receive 50,000 shares of the Company's Common Stock and Mr. Lucas the right to receive 7,500 shares of the Company's Common Stock. The shares will be issued in a series of three successive equal annual installments upon the individual's completion of each year of service over the three-year period measured from the award date. The closing selling price per share of the Company's Common Stock on the award date was $3.50.

(7) For 1996 represents relocation allowance for Dr. Leavitt of $20,000 in 1996. For 1997 represents (i) relocation allowance for Dr. Leavitt of $80,424 and (ii) a matching contribution on Dr. Leavitt's behalf to the Company's 401(k) Plan in the form of 741 shares of Common Stock at $3.438 per share. For 1998 represents a matching contribution on Dr. Leavitt's behalf to the Company's 401(k) Plan in the form of 1,081 shares of Common Stock at $4.625 per share.

(8) Represents a matching contribution in shares of Common Stock made by the Company on Dr. Jones' behalf to the Company's 401(k) Plan for each of the indicated fiscal years as follows: 194 shares of Common Stock at $6.125 per share for 1996, 774 shares of Common Stock at $3.438 per share for 1997 and 1,269 shares of Common Stock at $3.940 per share for 1998.

(9) Represents a matching contribution in shares of Common Stock made by the Company on Mr. Lucas' behalf to the Company's 401(k) Plan for each of the indicated fiscal years as follows: 154 shares of Common Stock at $6.125 per share for 1996, 760 shares of Common Stock at $3.438 for 1997 and 1,228 shares of Common Stock at $4.071 per share for 1998.

(10) Mr. Pedersen joined the Company as Vice President, Corporate Development on June 25, 1997, with an annualized salary of $165,000 for the 1997 fiscal year.

(11) For 1997 represents (i) relocation allowance for Mr. Pedersen of $65,326 and (ii) a matching contribution made by the Company on Mr. Pedersen's behalf to the Company's 401(k) Plan in the form of 487 shares of Common Stock at $3.438 per share. For 1998 represents (i) a relocation allowance of $7,623 in 1998 and (ii) a matching contribution made by the Company on Mr. Pedersen's behalf to the Company's 401(k) Plan in the form of 1,274 shares of Common Stock at $3.406 per share.

(12) Dr. Korey resigned his position as Vice President, Business Development and Scientific Licensing on November 20, 1998.

(13) Represents severance amount for Dr. Korey payable on a monthly basis through June 21, 1999.

OPTIONS AND STOCK APPRECIATION RIGHTS

     The following table provides information with respect to the stock option grants made during fiscal 1998 to the Named Officers. No stock appreciation rights were granted during such fiscal year to the Named Officers.

                                          OPTION/SAR GRANTS IN LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Potential Realizable Value at
                                                                                                Assumed Annual Rates of Stock Price
                                        Individual Grants                                         Appreciation for Option Term (3)
-----------------------------------------------------------------------------------------------------------------------------------
                                              Percent of Total
                      Number of Securities   Options Granted to
                       Underlying Options   Employees in Fiscal  Exercise  Price    Expiration
        Name             Granted (#) (1)            Year               (2)             Date          5 % ($)          10 % ($)
-----------------------------------------------------------------------------------------------------------------------------------
 Michael D. Casey            50,000                5.99%              $4.75           5/18/08        386,850          616,000

 Richard D.                  20,000                2.40%              $3.50           1/28/08        114,020          181,560
 Leavitt, M.D.

 Richard E. Jones,           20,000                2.40%              $3.50           1/28/08        114,020          181,560
 Ph.D.

 Ronald P. Lucas             20,000                2.40%              $3.50           1/28/08        114,020          181,560

 Harry D.  Pedersen          25,000                2.99%              $2.50           8/21/08        101,800          162,100
                             20,000                2.40%              $3.50           1/28/08        114,020          181,560

 Andrew G.  Korey,           20,000                2.40%              $3.50           6/21/99        114,020          181,560
 Ph.D.
-----------------------------------------------------------------------------------------------------------------------------------

(1)  The dates on which the options were granted are as follows:


          NAME                          GRANT DATE

          Mr. Casey                     May 18, 1998
          Dr. Leavitt                   January 28, 1998
          Dr. Jones                     January 28, 1998
          Mr. Lucas                     January 28, 1998
          Mr. Pedersen                  January 28, 1998, August 21, 1998
          Dr. Korey                     January 28, 1999

     Each option will become exercisable for 25% of the option shares upon the optionee's completion of one year of service, measured from the applicable grant date, and will become exercisable for the balance of the option shares in a series of 36 successive equal monthly installments upon his completion of each additional month of service over the next 36 months thereafter.

     Each of the granted options will immediately become exercisable for all of the option shares in the event the Company is acquired by a merger or asset sale, unless the options are assumed by the acquiring entity. In addition, the option will vest in full on an accelerated basis should the optionee's employment terminate under certain circumstances within a specified time period following a change in control of the Company in which the option is assumed. Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(2) The exercise price may be paid in cash or in shares of Common Stock. The option may also be exercised through a cashless exercise procedure pursuant to which the shares purchased under the option are immediately sold by a designated brokerage firm, and a portion of the sale proceeds is paid directly to the Company in payment of the option exercise price for the purchased shares. The Company may also allow the optionee to finance the option exercise by delivering a promissory note in payment of the exercise price for the purchased shares and any taxes incurred by the optionee in connection with such exercise.

                                      28.

(3) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed five percent and ten percent levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers. The indicated dollar amounts are based on the options granted during the 1998 fiscal year, net of options granted and cancelled in such fiscal year.

OPTION EXERCISES AND HOLDINGS

     The table below sets forth information concerning the exercise of options during fiscal 1998 by the Named Officers and unexercised options held as of the end of such year by such individuals. No stock appreciation rights were exercised by the Named Officers during such fiscal year, and no stock appreciation rights were held by such individuals at the end of such fiscal year.

                     AGGREGATED OPTION EXERCISES IN FISCAL 1998
                       AND 1998 FISCAL YEAR-END OPTION VALUES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                           No. of Securities            Value of Unexercised In-
                                                                         Underlying Unexercised           the-Money Options at
                                                                          Options at FY-End(#)                   FY-End
                                                                      -------------------------------------------------------------
                                    Shares               Value                         Unexercis-      Exercisable     Unexercis-
           Name                   Acquired on         Realized (1)    Exercisable         able           ($) (2)        able ($)
                                   Exercise
-----------------------------------------------------------------------------------------------------------------------------------

 Michael D. Casey                     --                   --               247,499         352,501        --              --

 Richard D. Leavitt, M.D.             --                   --                56,766          68,234        --              --

 Richard E. Jones, Ph.D.            58,324              $275,856             53,748          36,252        --              --

 Ronald P. Lucas                      --                   --                64,851          55,149        --              --

 Harry D. Pedersen                    --                   --                26,872          83,128        --            $3,125

 Andrew G. Korey, Ph.D.             34,495              $418,739             47,498          32,502        --              --
-----------------------------------------------------------------------------------------------------------------------------------

(1) Equal to the excess of the fair market value of the purchased shares at the time of the option exercise over the exercise price paid for those shares.

(2) Determined by subtracting the exercise price from the market price of the Common Stock on December 31, 1998 of $2.625 per share, the Nasdaq National Market trading price at the close of business that same day.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     The Company entered into a special change in control and severance agreement with Michael D. Casey on June 10, 1998 which replaces the severance arrangement previously provided under his August 25, 1997 employment agreement. Under the new agreement, Mr. Casey will be provided with the following severance benefits in the event his employment is terminated Without Cause: (i) 12 months of salary continuation payments, (ii) a cash sum equal to the bonus paid to him for the fiscal year immediately preceding the fiscal year of his termination, provided he makes himself available to render up to 10 hours of consulting services per month during the 12-month period following his termination date, and (iii) continued health coverage at the Company's cost for up to a 12-month period.

     Should Mr. Casey's employment be terminated Without Cause within 24 months following a Change in Control, then he will become entitled to the following severance benefits instead of those summarized above: (i) all of his outstanding options will vest and become immediately exercisable for all the shares subject to those options, and the options will remain so exercisable for up to a one-year period following his termination date, (ii) he will

                                      29.

receive 24 months of salary continuation payments, (iii) an additional cash amount equal to two times his bonus for the fiscal year immediately preceding the fiscal year of his termination will be paid, provided he makes himself available to render up to 10 hours of consulting services per month during the 24 month period following his termination date, and (iii) the $500,000 loan which the Company has extended him for the purchase of his principal residence will be forgiven

     In 1998, the Company also entered into a special change in control and severance agreement with each of the other executive officers, including the other Named Officers. Under the new agreement, each executive officer will be entitled to six months of salary continuation payments following an Involuntary Termination (other than for Cause), provided the officer executes a general release of any claims he or she may have against the Company. However, if there is an Involuntary Termination of the officer's employment (other than for Cause) within 18 months following a Change in Control, then that officer will become entitled to the following severance benefits: (i) all of his or her outstanding options will vest and become immediately exercisable for all the shares subject to those options, and those options will remain so exercisable for up to a one-year period following his or her termination date and (ii) his or her salary continuation period will be extended from six months to 18 months.

     For purposes of these agreements, the following definitional provisions will be in effect:

     -    "Change in Control":

               (i) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding voting securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction;

               (ii) a sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company;

               (iii) the acquisition of beneficial ownership, by any person or a group of related persons, of securities possessing 30% or more of the total combined voting power of the Company's outstanding voting securities pursuant to a third-party tender or exchange offer made to the Company's stockholders; or

               (iv) a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

     - "Involuntary Termination": a termination of employment with the Company that is

               (i)   involuntarily upon the officer's dismissal; or

               (ii) voluntarily following: (a) a change in his or her position with the Company which materially reduces his or her duties and responsibilities or the level of management to which he or she reports; (b) a reduction of 10% or more in his or her level of compensation (including base salary, fringe benefits and target bonus); or (c) a change in his or her place of employment which is more than 50 miles from his place of employment immediately prior to the Change in Control, provided and only if such change or reduction is effected without his written concurrence.

          - "Termination for Cause": an Involuntary Termination effected by reason of the officer having engaged in fraud, acts of dishonesty or in any other illegal or intentional misconduct adversely affecting the business reputation of the Company in a material manner.

     For purposes of Mr. Casey's agreement, the term "Cause" means (i) misconduct, including embezzlement, theft, misuse of confidential information or any other illegal or improper act, (ii) conduct that constitutes a material

                                      30.

breach of Company policy, if he fails to correct such conduct within 30 days after written notice from the Company; and (iii) any other unauthorized conduct that causes, or could potentially cause, material harm to the business or reputation of the Company, unless he correct such conduct within 30 days after written notice from the Company. In addition, Mr. Casey's employment will be deemed to have been terminated "Without Cause" if such termination occurs by reason of (i) the Company's termination of his employment for any reason other than Cause (ii) his resignation following a material reduction in his title, duties or responsibilities, a reduction in his base salary by more than five percent or the relocation if his principal place of employment by more than 40 miles.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's Restated Certificate of Incorporation and Bylaws provide for indemnification of directors, officers and other agents of the Company. Each of the current directors, and certain officers and agents of the Company have entered into separate indemnification agreements with the Company.

     The Company retains Brobeck, Phleger & Harrison LLP as its principal outside legal counsel. J. Stephan Dolezalek, a director of the Company, has been a partner of Brobeck, Phleger & Harrison LLP since 1989.

     OFFICER/DIRECTOR LOANS

     In August 1998, the Company agreed to lend to Mr. David G. Ludvigson, Senior Vice President and Chief Financial Officer, up to the principal amount of $100,000 in connection with his purchase of a new principal residence (the "Property"). Any amount so loaned to Mr. Ludvigson would be interest bearing and secured by a second deed of trust on the Property. The loan has a four-year term and would be forgiven in a series of four successive annual installments over his period of continued employment with the Company. The loan balance is $-0- as of March 23, 1999.

     In December 1997, the Company loaned to Mr. Michael D. Casey, President and Chief Executive Officer and a Board member, the principal amount of $500,000 in connection with the purchase of his principal residence (the "Property"). The loan does not bear interest and is secured by a second deed of trust on the Property. The loan has a seven-year term and will be forgiven, at the rate of $100,000 per year, upon Mr. Casey's completion of each year of employment with the Company, beginning at the end of his third year of such employment.

     In November 1997, the Company loaned to Mr. Harry D. Pedersen, Vice President of Business Development, the principal amount of $100,000 in connection with the purchase of his principal residence (the "Property"). The loan has a maximum term of four years and will become due and payable in one lump sum at the end of that term. The loan is secured by a second deed of trust on the Property and is interest free so long as Mr. Pedersen continues in the Company's employ. In December 1998, the Board restructured the loan to provide for the forgiveness of that loan in a series of three successive annual installments, as follows: $50,000 on April 1, 1999; $25,000 on April 3, 2000; and $25,000 on April 2, 2001. Such loan forgiveness will cease upon cessation of Mr. Pedersen's employment by the Company, without any proration of forgiveness should employment cease prior to any of the forgiveness dates.

     In September 1997, the Company loaned to Mr. Edward E. Luck, a current Board member and former Chairman of the Board, the amount of $750,000. The loan was payable in 1998 and accrued interest at seven percent per annum until paid. In 1998, Mr. Luck repaid $346,000 and accrued interest. The remaining balance of the loan was extended to September 22, 1999. The loan is secured both by a deed of trust on Mr. Luck's residence and by a pledge of the shares of the Company's Common Stock that he owns.

     In October 1995, the Company loaned to Mr. Glynn, the former Chief Operating Officer and Chief Financial Officer and a current Board member, the principal amount of $100,000 in connection with his purchase of his principal residence (the "Property"). Of the principal amount, $66,667 was forgiven in a series of two equal annual installments over Mr. Glynn's period of service from July 1996 to July 1998, and the remaining $33,333 was repaid by Mr. Glynn in October 1998.

     The highest outstanding balances under the promissory notes delivered by the Company's executive officers and directors during the 1998 fiscal year were as follows: Mr. Casey, $500,000; Mr. Pedersen, $100,000; Mr. Luck, $802,500

                                      31.

and Mr. Glynn, $66,667. The outstanding balance on each of these promissory notes as of March 23, 1999 was as follows: Mr. Casey, $500,000; Mr. Pedersen, $100,000; Mr. Luck, $404,987 and Mr. Glynn, $-0-.

     SHARED INVESTMENT PROGRAM

      In June 1997, certain officers of the Company purchased shares of the Company's Common Stock pursuant to the Shared Investment Program under the 1988 Restricted Stock Option Plan by delivering full-recourse promissory notes in payment of the purchase price for those shares. Under the Shared Investment Program, Messrs. Glynn and Pedersen and Dr. Leavitt each purchased 100,000 shares at $6.25 per share. Other executive officers, Ronald P. Lucas and Natalie L. McClure, each purchased 15,000 and 10,000 shares, respectively, at $6.25 per share. Each note bears interest at 6.69% per annum rate, compounded semi-annually, required under the federal tax laws to avoid the imputation of compensation income and has a maximum term of 9 years. However, the note will become immediately due and payable if the participant's employment is terminated by the Company for any reason or the participant resigns from employment. Each note is secured by a pledge of the purchased shares with the Company.

     The shares of the Company's Common Stock purchased under the promissory notes are subject to the following shared investment arrangement.

          - If the participant remains in the Company's service until the first anniversary of the purchase date of his or her shares under the Program, then the Company will share any loss which the participant may incur upon the subsequent sale of those shares. The loss sharing arrangement will be as follows:

          - to the extent any shares are sold before the third anniversary of their purchase date, the participant will be responsible for 100% of the loss; and

          - to the extent any shares are sold on or after the third anniversary of their purchase date, the participant will be responsible for only 50% of the loss, and the Company will remit to the participant a cash payment equal to the remaining 50% of that loss.

     The Company will also be entitled under certain circumstances to share in the gain (if any) which the participant may realize upon the subsequent sale of the purchased shares. The gain sharing arrangement will be as follows:

          - to the extent any of the shares are sold on or before the second anniversary of their purchase date, the participant will only be entitled to receive 50% of the gain, and the remaining 50% of the gain will be paid over to the Company at the time of the sale;

          - to the extent any of the shares are sold after the second anniversary but on or before the third anniversary of their purchase date, the participant will only be entitled to receive 75% of the gain, and the remaining 25% of the gain will be paid over to the Company at the time of the sale; and

          - to the extent any of the shares are sold on or after the third anniversary of their purchase date, the participant will be entitled to receive 100% of the gain.

     Immediately prior to the consummation of a change in control of the Company (whether by merger, sale of all or substantially all of the Company's assets or sale of more than 50% of the outstanding voting securities), all restrictions on the sale of the purchased shares will lapse, and the Company will be responsible for 50% of any loss on the sale of the shares, and the participant will be entitled to 100% of any gain.

     The gain/loss sharing arrangement will be in effect only to the extent the shares are sold while there is an outstanding unpaid balance under the participant's note and the sale proceeds are applied to payment of that note.

     The highest outstanding balance on each of these promissory notes during the 1998 fiscal year was as follows: Mr. Glynn, $689,141; Mr. Pedersen, $689,141; Dr. Leavitt, $689,141 and Mr. Lucas, $103,261. The outstanding

                                      32.

balance on each of the promissory notes as of March 23, 1999 was as follows:
Mr. Glynn, $698,745; Mr. Pedersen, $698,745; Dr. Leavitt, $698,745 and  Mr.
Lucas, $104,701.

                          COMPLIANCE WITH SECTION 16(a) OF
                         THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and beneficial owners of more than 10% of the outstanding Common Stock to file initial reports of ownership and reports of changes in ownership of such Common Stock with the United States Securities and Exchange Commission ("SEC"). Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms furnished to the Company and written representations that no other reports were required, the Company believes that during the period from January 1, 1998 to December 31, 1998, all officers, directors and beneficial owners of more than 10% of the outstanding Common Stock complied with all Section 16(a) requirements, except that a Form 5 was filed by Dr. Natalie McClure with respect to a late Form 3 filing reporting shares of Common Stock held in her Individual Retirement Account.

                          STOCK OWNERSHIP OF MANAGEMENT AND
                              CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock as of February 28, 1999 by (i) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (ii) each director and nominee for election to the Board at the Annual Meeting, (iii) the Named Officers in the Summary Compensation Table above and (iv) all current directors and executive officers as a group.

                                      33.

                               PRINCIPAL STOCKHOLDERS

                                                    NUMBER       PERCENT OF TOTAL
     NAME AND ADDRESS                              OF SHARES  SHARES OUTSTANDING(1)(2)

Heartland Advisors, Inc. (3) . . . . . . . . .     2,620,000         11.76%
     790 North Milwaukee Street
     Milwaukee, WI  53202
State of Wisconsin Investment Board (4). . . .     2,065,000          9.27%
     Post Office Box 7842
     Madison, WI  53707
Quaker Capital Management Corporation (5). . .     2,063,800          9.26%
     1500 Oliver Building
     Pittsburgh, Pennsylvania 15222-2312
Dimensional Fund Advisors, Inc. (6). . . . . .     1,300,500          5.84%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA  90401
Edward E. Luck (7) . . . . . . . . . . . . . .       472,975          2.12%
Michael D. Casey (7) . . . . . . . . . . . . .       318,345          1.41%
Richard D. Leavitt, M.D. (7) . . . . . . . . .       235,703          1.05%
James R. Glynn (7) . . . . . . . . . . . . . .       213,225              *
Harry D. Pedersen (7). . . . . . . . . . . . .       190,299              *
Richard E. Jones, Ph.D. (7). . . . . . . . . .       105,748              *
Ronald P. Lucas. . . . . . . . . . . . . . . .       112,598              *
Andrew G. Korey, Ph.D. (7) . . . . . . . . . .        86,743              *
J. Stephan Dolezalek (8) . . . . . . . . . . .        66,800              *
Julius L. Pericola (7) . . . . . . . . . . . .        35,668              *
John E. Lyons (7). . . . . . . . . . . . . . .        30,200              *
Marvin E. Jaffe, M.D. (7). . . . . . . . . . .        13,334              *
Bradley G. Lorimier (7). . . . . . . . . . . .        13,334              *
All current directors and executive
  officers as a group (16 persons) (9) . . . .     2,673,814         11.49%

______________________

*    Less than one percent.

(1) Percentage of beneficial ownership is calculated assuming 22,278,942 shares of Common Stock were outstanding on February 28, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible with 60 days after February 28, 1999, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2) This table is based upon information supplied to the Company by executive officers, directors and principal stockholders. The address of each officer and director identified in this table is that of the Company's executive offices, 34700 Campus Drive, Fremont, CA 94555. Unless otherwise indicated in the footnotes to this table and subject to applicable community property laws, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by it or him.

(3) Pursuant to a Schedule 13G dated January 29, 1999, and filed with the Securities and Exchange Commission (the "SEC"), Heartland Advisors, Inc. has reported that as of December 31, 1998, it had sole voting power over 520,000 shares and sole dispositive power over 2,620,000 shares. These shares are held in investment advisory

                                      34.

     accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities.

(4) Pursuant to a letter dated January 28, 1999 from State of Wisconsin Investment Board ("SWIB"), SWIB has reported that as of December 31, 1998, it had equity holdings of 2,065,000 shares of Common Stock of the Company.

(5) Pursuant to a Schedule 13G dated February 14, 1999, and filed with the SEC, Quaker Capital Management Corporation has reported that as of December 31, 1998, it had sole voting and sole dispositive power over 892,500 shares and shared voting and shared dispositive power over 1,435,300 shares.

(6) Pursuant to a Schedule 13G dated February 11, 1999 and filed with the SEC, Dimensional Fund Advisors Inc. has reported that as of December 31, 1998, it had sole voting power over 1,300,500 shares and sole dispositive power over all of these shares.

(7) The amounts shown include shares which may be acquired currently or within 60 days after February 28, 1999, through the exercise of stock options, as follows: Mr. Luck, 29,716 shares; Mr. Casey, 284,164 shares; Dr. Leavitt, 73,821 shares; Mr. Glynn, 62,286 shares; Dr. Jones, 65,217 shares; Mr. Lucas, 79,435 shares; Dr. Korey, 56,248 shares; Mr. Pedersen, 38,538 shares; Mr. Pericola, 35,668 shares; Mr. Lyons, 30,200 shares; Mr. Jaffe, 13,334 shares and Mr. Lorimier, 13,334 shares.

(8) Includes 64,000 shares subject to options and 2,800 shares held directly by Mr. Dolezalek. Mr. Dolezalek, a director of the Company since October 6, 1994, is also a Partner in the law firm of Brobeck, Phleger & Harrison LLP, the Company's legal counsel.

(9)  Includes 985,025 shares subject to options.

     To the Company's knowledge, each beneficial owner of more than 10% of the Company's capital stock filed all reports and reported all transactions on a timely basis with the SEC, National Association of Securities Dealers, Inc. and the Company.

                    DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received by the Company no later than December 31, 1999 so they may be included in the proxy statement and form of proxy relating to that meeting.

     In addition, the proxy solicited by the Board of Directors for the 2000 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than February 14, 2000.

                                    ANNUAL REPORT

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 1998 (the "Annual Report") is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                                      35.

                                      FORM 10-K

     A copy of the Company's Form 10-K, as filed with the Securities and Exchange Commission (the "Form 10-K") may be obtained, without charge, by writing to Investor Relations, Matrix Pharmaceutical, Inc., 34700 Campus Drive, Fremont, California 94555.

                                    OTHER MATTERS

     The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                              THE BOARD OF DIRECTORS

Dated:  April 5, 1999

                                      36.

                            MATRIX PHARMACEUTICAL, INC.

                             1988 RESTRICTED STOCK PLAN

                  AS AMENDED AND RESTATED EFFECTIVE MARCH 2, 1999

                                 TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
ARTICLE I GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

          1.   Purpose of the Plan . . . . . . . . . . . . . . . . . . . 1
          2.   Structure of the Plan . . . . . . . . . . . . . . . . . . 1
          3.   Administration of the Plan. . . . . . . . . . . . . . . . 2
          4.   Option Grants and Share Issuances . . . . . . . . . . . . 2
          5.   Stock Subject to the Plan . . . . . . . . . . . . . . . . 3

ARTICLE II OPTION GRANT PROGRAM. . . . . . . . . . . . . . . . . . . . . 5

          1.   Terms and Conditions of Options . . . . . . . . . . . . . 5
          2.   Incentive Options . . . . . . . . . . . . . . . . . . . . 9
          3.   Stock Appreciation Rights . . . . . . . . . . . . . . . .10
          4.   Corporate Transaction . . . . . . . . . . . . . . . . . .11
          5.   Cancellation and New Grant of Options . . . . . . . . . .12
          6.   Extension of Exercise Period. . . . . . . . . . . . . . .12

ARTICLE III STOCK ISSUANCE PROGRAM . . . . . . . . . . . . . . . . . . .13

          1.   Terms and Conditions of Stock Issuances . . . . . . . . .13
          2.   Corporate Transaction . . . . . . . . . . . . . . . . . .16

ARTICLE IV MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .17

          1.   Loans or Installment Payments . . . . . . . . . . . . . .17
          2.   Amendment of the Plan and Awards. . . . . . . . . . . . .17
          3.   Effective Date and Term of Plan . . . . . . . . . . . . .18
          4.   Use of Proceeds . . . . . . . . . . . . . . . . . . . . .20
          5.   Withholding . . . . . . . . . . . . . . . . . . . . . . .20
          6.   Regulatory Approvals. . . . . . . . . . . . . . . . . . .20
          7.   No Employment/Service Rights. . . . . . . . . . . . . . .21


SPECIAL ADDENDUM . .. . . . . . . . . . . . . . . . . . . . . . . . . .A-1

                             MATRIX PHARMACEUTICAL, INC.

                             1988 RESTRICTED STOCK PLAN

                  (As Amended and Restated Through March 2, 1999)

                                     ARTICLE I


                                      GENERAL

     1.   PURPOSE OF THE PLAN

          (a) This 1988 Restricted Stock Plan (the "Plan") is intended to promote the interests of Matrix Pharmaceutical, Inc., a Delaware corporation (the "Corporation"), by providing incentives to eligible individuals to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and to remain in the employ or service of the Corporation (or its parent or subsidiary corporations).

          (b) For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the
Corporation:

               (i) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

               (ii) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.   STRUCTURE OF THE PLAN

          The Plan shall be divided into two separate components: the Option Grant Program specified in Article II and the Stock Issuance Program specified in Article III. Under the Option Grant Program, eligible individuals may be granted options to purchase shares of the Corporation's Common Stock at a discount of up to 15% of the fair market value of such shares on the grant date.

          The Stock Issuance Program will allow eligible individuals to purchase shares of the Corporation's Common Stock at discounts from the fair market value of such shares of up to 15%. Such shares may be issued as fully-vested shares or as shares to vest over time. Issuances may be effected either through direct purchases or through the exercise of intervening option grants.

          Unless the context clearly indicates otherwise, the provisions of Articles I and IV of the Plan shall apply to both the Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals in the Plan.

          3.   ADMINISTRATION OF THE PLAN

          (a) The Plan shall be administered by a committee ("Committee") of two (2) or more members of the Corporation's Board of Directors appointed by the Board. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

          (b) The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under the Plan and any outstanding option grants or share issuances as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties with an interest in the Plan.

          (c) Service on the Committee shall constitute service as a Board member, and members of the Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on the Committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option granted under the Plan.

          4.   OPTION GRANTS AND SHARE ISSUANCES

          (a) The persons eligible to receive share issuances under the Stock Issuance Program ("Participant") and/or option grants pursuant to the Option Grant Program ("Optionee") are as follows:

               (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the success and growth of the Corporation (or its parent or subsidiary corporations) or which may reasonably be anticipated to contribute to the future success and growth of the Corporation (or its parent or subsidiary corporations);

               (ii) non-employee members of the Board or the board of directors of any parent or subsidiary corporation); and

               (iii) those consultants or independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

          (b) Non-employee members of the Board shall also be eligible to receive automatic option grants pursuant to the provisions of the Corporation's 1991 Director Stock Option Plan.

          (c)  The Plan Administrator shall have full authority to determine,
(1) with respect to the option grants made under the Plan, the number of shares to be covered by each grant, the time or times at which each granted option is to become exercisable, the option price, and the maximum term for which the option may remain outstanding and (II) with respect to share issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares, and the purchase price to be paid by the individual for such shares.

          (d) The Plan Administrator shall have the absolute discretion to grant options in accordance with Article II of the Plan and/or to effect share issuances in accordance with Article III of the Plan.

          5.   STOCK SUBJECT TO THE PLAN

          (a) The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired common stock ("Common Stock"). The maximum number of shares issuable over the term of the Plan shall not exceed 5,030,953 shares (1), subject to adjustment as provided in Section 5(c). Should an outstanding option under the Plan expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent option grants and share issuances under the Plan. Any unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, the shares subject to any option (or portion of an option) surrendered or cancelled in accordance with Section 3 of Article II of the Plan shall not be available for subsequent option grants or share issuances under the Plan.



--------------------------
(1) Adjusted to reflect (i) the 2.1-for-1 reverse stock split of the outstanding Common Stock effected in January 1992, (ii) the 850,000-share increase authorized for issuance under the Plan approved by the Board on December 14, 1995 and approved by the stockholders at the 1996 Annual Meeting (iii) an additional share increase of 2,000,000 shares authorized by the Board on March 19, 1997 and approved by the stockholders at the 1997 Annual Meeting, (iv) and additional increase of 400,000 shares authorized by the Board on March 2, 1999, subject to stockholder approval at the 1999 Annual Meeting and (v) 238,095 shares of Common Stock previously issued under the Plan and subsequently cancelled upon repurchase by the Corporation.

          (b) In no event may any one individual participating in the Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 2,000,000 shares of Common Stock(2)in the aggregate over the remaining term of the Plan, subject to adjustment from time to time in accordance with paragraph 5(c) of this Article 1. For purposes of such limitation, no stock options, stock appreciation rights or direct stock issuances granted prior to January 1, 1994 shall be taken into account.

          (c) If any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, stock split, combination of shares, recapitalization or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments will be made to (i) the number and/or class of shares issuable under the Plan, (ii) the maximum number and/or class of shares for which stock options, separately exercisable stock appreciation rights and direct stock issuances may be granted to any one participant in the aggregate after December 31, 1993, and (iii) the number and/or class of shares and the option price per share in effect under each outstanding option in order to prevent the dilution or enlargement of rights and benefits under such options. The adjustments determined by the Plan Administrator will be final, binding and conclusive.

          (d) Common Stock issuable under the Plan, whether under the Option Grant Program or the Stock Issuance Program, may be subject to such restrictions on transfer, repurchase rights or other restrictions as are determined by the Plan Administrator.


--------------------------
(2) The increase to this limitation from 750,000 shares to 2,000,000 shares was authorized by the Board on March 2, 1999, subject to stockholder approval at the 1999 Annual Meeting.

                                    ARTICLE II


                                OPTION GRANT PROGRAM

          1.   TERMS AND CONDITIONS OF OPTIONS

          Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either incentive stock options qualified under Internal Revenue Code Section 422 ("Incentive Options") or nonstatutory options ("Non-Statutory Options") which do not so qualify. Individuals who are not employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section 2 of this Article II.

          (a)  OPTION PRICE.

               (1) The option price per share shall be fixed by the Plan Administrator, but in no event shall the option price per share be less than eighty-five percent (85%) of the fair market value of a share of Common Stock on the date of the option grant.

               (2) The option price will become immediately due upon exercise of the option and, subject to the provisions of Article IV,
     Section 1 and the instrument evidencing the grant, will be payable in one of the following alternative forms:

                     (A) full payment in cash or check payable to the Corporation; or

                     (B) full payment in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below); or

                     (C) full payment in a combination of shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or check payable to the Corporation; or

                     (D) full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and
          (II) shall provide directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

          For purposes of this subsection (a)(2), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

                     (3) For purposes of subsection (a)(1) above (and for all other valuation purposes under the Plan), the fair market value of a share of Common Stock on any relevant date under the Plan will be determined in accordance with the following provisions:

                         (A) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded on the Nasdaq National Market System, the fair market value will be the closing selling price of one share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers through the Nasdaq National Market System or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                         (B) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value will be the closing selling price of one share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value will be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          (b) TERM AND EXERCISE OF OPTIONS. Each option granted under the Plan will be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the stock option agreement evidencing such grant. However, no option granted under this Plan will have a term in excess of ten (10) years measured from the grant date.

          (c) LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, Non-Statutory Options may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          (d)  EFFECT OF TERMINATION OF SERVICE.

                     (1) Should an Optionee cease to remain in Service for any reason (including death or permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code) while the holder of one or more outstanding options under the Plan, then such option or options shall in no event remain exercisable for more than a twelve
     (12) month period (or such shorter period as is determined by the Plan Administrator and set forth in the option agreement) following the date of such cessation of Service (and under no circumstances shall any such option be exercisable after the specified expiration date of the option term). Each such option shall, during such twelve (12) month or shorter period, be exercisable only to the extent of the number of shares (if any) for which the option is exercisable on the date of such cessation of Service. Upon the expiration of such twelve
     (12) month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

                     (2) Any option granted to an Optionee under the Plan and exercisable in whole or in part on the date of the Optionee's death may be subsequently exercised, but only to the extent of the number of shares (if any) for which the option is exercisable on the date of the Optionee's cessation of Service (less any shares subsequently purchased by the Optionee thereunder prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution, PROVIDED AND ONLY IF such exercise occurs prior to the earlier of the first anniversary of the date of the Optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

                     (3) The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time the option remains outstanding, to permit one or more options granted under this

     Article II to be exercised, during the applicable exercise period under subparagraph (1) or (2) above, not only for the number of shares for which each such option is exercisable at the time of the optionee's cessation of Service but also for one or more subsequent installments of purchasable shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

                     (4) For purposes of the foregoing provisions of this Section l(d), an Optionee shall be deemed to remain in Service for so long as such individual renders services to the Corporation or any parent or subsidiary corporation on a periodic basis in the capacity of an Employee, a non-employee Board member or an independent consultant or advisor. The Optionee shall be deemed to be an Employee of the Corporation for so long as the Optionee remains in the employ of the Corporation or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

          (e) STOCKHOLDER RIGHTS. An Optionee shall have none of the rights of a stockholder with respect to any shares covered by the option until such Optionee has exercised the option, paid the option price for the purchased shares and been issued a stock certificate for the purchased shares.

          (f) REPURCHASE RIGHTS. The shares of Common Stock acquired upon the exercise of options granted under the Plan may be subject to one or more repurchase rights of the Corporation in accordance with the following provisions:

                     (1) The Plan Administrator may in its discretion subject one or more shares of Common Stock issued under this Article II to repurchase by the Corporation. Any such repurchase right shall be exercisable by the Corporation, at the option price paid per share, for any or all unvested shares of Common Stock held by the Optionee under this Article II at the time of his or her cessation of Service. The specific terms and conditions upon which such repurchase right shall be so exercisable by the Corporation, including the establishment of the appropriate vesting schedule and other provision for the expiration of such right in one or more installments over the optionee's period of Service, shall be determined by the Plan Administrator and set forth in the instrument evidencing such right.

                     (2) All of the Corporation's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section 4 of this Article II, except to the extent: (i) any such repurchase right is, in connection with such Corporate Transaction, to be assigned to the successor corporation (or parent thereof) or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is granted.

                     (3) The Plan Administrator shall have the discretionary authority, exercisable either before or after the optionee's cessation of Service, to cancel the Company's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the optionee under this Article II and thereby accelerate the vesting of such shares in connection with the optionee's cessation of Service.

          2.   INCENTIVE OPTIONS

          The terms and conditions specified below shall be applicable to all Incentive Options granted under the Plan. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to such terms and conditions.

          (a) OPTION PRICE. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of grant.

          (b) DOLLAR LIMITATION. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options were granted.

          (c) 10% STOCKHOLDER. If any individual to whom an Incentive Option is granted is at the time of such grant the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all outstanding classes of stock of the Corporation or any parent or subsidiary corporation, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of the Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

          Except as modified by the preceding provisions of this Section 2, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

     3.   STOCK APPRECIATION RIGHTS

          (a) One or more Optionee may, upon such terms and conditions as the Plan Administrator may establish at the time of the option grant or at any time thereafter, be granted the right to surrender all or part of an unexercised option in exchange for a distribution equal in amount to the excess of (i) the fair. market value (on the surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option or portion thereof over (ii) the aggregate option price payable for such vested shares. No surrender of an option, however, shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the option holder shall accordingly become entitled under this subsection 3(a) may be made in shares of Common Stock valued at fair market value at date of surrender, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

          (b) If the surrender of an option is rejected by the Plan Administrator, then the option holder shall retain whatever rights the option holder had under the surrendered option (or surrendered portion thereof) on the surrender date and may exercise such rights at any time prior to the later of (i) the expiration of the 5 business-day period following receipt by the option holder of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised at any time after ten (10) years following the date of the option grant.

          (c) Notwithstanding the foregoing provisions of this Section 3, one or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article II. Each outstanding option with such a limited stock appreciation right shall automatically be cancelled, to the extent exercisable for vested shares of Common Stock, upon the occurrence of a Hostile Take-Over, and the Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of
(i) the fair market value (on the cancellation date) of the number of shares in which the Optionee is at the time vested under the cancelled option or cancelled portion over (ii) the aggregate option price payable for such vested shares. Such cash distribution shall be made within five (5) days following the consummation of the Hostile Take-Over. The Plan Administrator shall pre-approve, at the time the limited stock appreciation right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this subsection 3(c). No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. The balance (if any) of each such option shall continue in full force and effect in accordance with the terms and conditions of the instrument evidencing such grant.

          (d) For purposes of Section 3(c) above, a Hostile Take-Over shall be deemed to occur in the event any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) acquires ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

          (e) The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section V shall not be available for subsequent option grants or share issuances under the Plan.

     4.   CORPORATE TRANSACTION

          (a) In the event of one or more of the following stockholder-approved transactions ("Corporate Transaction"):

               (i) a merger or acquisition in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of incorporation;

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation; or

               (iii) any reverse merger in which the Corporation is acquired but continues in existence as a separate entity, each outstanding option under the Plan shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) the acceleration of such option is subject to other applicable limitations imposed by the Plan Administrator in the relevant option agreement. The determination of comparability under clause (i) or clause (ii) above shall be made by the Plan Administrator, and its determination shall be final and conclusive.

          (b) Upon the consummation of the Corporate Transaction, all outstanding options under the Plan shall immediately terminate and cease to be exercisable, except to the extent assumed by the successor corporation or parent thereof.

          (c) The exercisability as incentive stock options under the Federal tax laws of any options accelerated in connection with the Corporate Transaction shall remain subject to the applicable dollar limitation of
Section 2(b).

          (d) If the outstanding options under the Plan are assumed by the successor corporation (or parent thereof) in the Corporate Transaction or are otherwise to continue in effect following such Corporate Transaction, then each such assumed or continuing option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities or other property which would have been issued to the option holder, in consummation of the Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities or other property shall remain the same. In addition, the number and class of securities or other property available for issuance under the Plan following the consummation of such Corporate Transaction shall be appropriately adjusted.

          (e) The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     5.   CANCELLATION AND NEW GRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than (i) eighty-five percent (85%) of the fair market value of the Common Stock on such grant date or (ii) one hundred percent (100%) of such fair market value in the case of an Incentive Option.

     6.   EXTENSION OF EXERCISE PERIOD

          The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to extend, either at the time the option is granted or at any time while the option remains outstanding, the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the twelve (12) month or shorter period set forth in the option agreement to such greater period of time as the Plan Administrator shall deem appropriate; provided, however, that in no event shall such option be exercisable at any time after the specified expiration date of the option term.

                                 ARTICLE III

                           STOCK ISSUANCE PROGRAM

     1.   TERMS AND CONDITIONS OF STOCK ISSUANCES

          Shares may be issued under the Stock Issuance Program either through direct and immediate purchases without any intervening option grant under the Option Grant Program or upon the subsequent exercise of outstanding options under the Option Grant Program. The issued shares will be evidenced by a Restricted Stock Purchase Agreement ("Purchase Agreement") that complies with each of the terms and conditions of this Article.

          (a)  SHARE PRICE.

                     (1) The purchase price per share will be fixed by the Plan Administrator, but in no event will it be less than eighty-five percent (85%) of the fair market value of the shares at the time of issuance. Such fair market value shall be determined in accordance with Article II, Section (1)(a)(3).

                     (2) Shares shall be issued under this Article III for such consideration as the Plan Administrator shall from time to time determine, provided that in no event shall shares be issued for consideration other than:

                         (A)  cash or check payable to the Corporation; or

                         (B) promissory note payable to the Corporation's order, which may be subject to cancellation by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator shall specify.

          (b)  VESTING SCHEDULE.

                     (1) The interest of a Participant in the shares of Common Stock issued to him or her under this Article III may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments in accordance with the vesting provisions of subsection
     (b)(4). Except as otherwise provided in subsection (b)(2), the Participant may not transfer any of the Common Stock in which he or she does not have a vested interest; accordingly, all unvested shares issued to the Participant under this Article III of the Plan shall bear the restrictive legend specified in subsection (c)(1), until such legend is removed in accordance with subsection (c)(2). The
     Participant, however, shall have all the rights of a stockholder with respect to the issued shares of Common Stock, whether or not such shares are vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends or other distributions paid or made with respect to such shares. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the holder of unvested Common Stock may have the right to receive by reason of a stock dividend, stock split, stock combination, recapitalization or similar transaction affecting the Corporation's outstanding securities without receipt of consideration, or in the event of the conversion of the Corporation's outstanding Common Stock into cash or other shares or securities of the Corporation or any other corporation as a result of a merger, consolidation, liquidation or other reorganization involving the Corporation shall be issued to such holder, subject to (i) the same vesting requirements under subsection (b)(4) applicable to his or her unvested Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

                     (2) As used in this Article III, the term "transfer" shall include (without limitation) any sale, pledge, encumbrance, gift or other disposition of any unvested shares acquired under the Stock Issuance Program. However, the Participant shall have the right to make a gift of one or more of such unvested shares to his or her spouse, parents or children or to a trust established for such spouse, parents or children, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Plan and other instruments executed by the Participant to evidence his or her prior acquisition of such shares. Any gift made in accordance with the foregoing limitations shall not trigger the exercise of the Corporation's repurchase rights under subsection
     (b)(3).

                     (3) In the event a Participant should, while his or her interest in the acquired shares remains unvested, (i) attempt to transfer (other than by way of a permissible gift under subsection
     (b)(2)) any of the unvested shares or any interest therein or (ii) cease to remain in Service (as defined in Section l(c)(4) of Article
     II) for any reason whatsoever, then the Corporation shall have the right to repurchase the unvested shares at the original purchase price paid by the Participant and the Participant shall thereafter have no further stockholder rights with respect to the repurchased shares.

                     (4) Any shares of Common Stock issued under the Stock Issuance Program which are not vested at the time of such issuance shall vest in one or more installments thereafter. The elements of the vesting schedule, namely the number of installments in which the shares are to vest, the interval or intervals (if any) which are to lapse between installments and the effect which death, disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and shall be specified in the Purchase Agreement executed by the Corporation and the Participant at the time of issuance of the unvested shares.

                     (5) The Plan Administrator may in its discretion elect not to exercise, in whole or in part, its repurchase rights with respect to any unvested Common Stock or other assets which would otherwise at the time be subject to repurchase pursuant to the provisions of subsection (b)(3). Such an election may be made at any time the repurchase right is outstanding and shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the election applies.

          (c)  STOCK LEGENDS.

                     (1) Each certificate representing unvested shares of Common Stock (or other securities) issued under the Plan shall bear a restrictive legend substantially as follows:

          "The securities represented by this certificate are unvested and subject to repurchase by the Corporation pursuant to the provisions of the Restricted Stock Purchase Agreement between the Corporation and the registered holder of the securities (or his predecessor in interest). Such agreement grants certain repurchase rights to the Corporation in the event the registered holder (or his predecessor in interest) terminates his employment or service with the Corporation prior to vesting in the securities. A copy of such agreement is on file at the principal office of the Corporation."

                     (2) As the interest of the Participant vests with respect to any stock certificate representing shares acquired under the Stock Issuance Program, the Corporation shall, upon the Participant's delivery of such certificate during the period or periods designated each year by the Plan Administrator, issue a new certificate for the vested shares without the restrictive legend of subsection (c)(1) and a second certificate for the balance of the shares with such legend. If the Participant's shares are held in escrow at the time of vesting, then the stock certificates for the vested shares shall be released from escrow (without the restrictive legend of subsection (c)(1)) and delivered to the Participant during the period or periods designated by the Plan Administrator at least semi-annually for such purpose and promptly upon Participant's cessation of Service. If the Corporation repurchases any unvested shares of the Participant pursuant to the provisions of subsection
     (b)(3), the Corporation shall at the time the repurchase is effected deliver a new certificate, without the restrictive legend of subsection (c)(1), representing the number of shares (if any) in which the Participant is vested and which are accordingly no longer subject to repurchase by the Corporation pursuant to the provisions of subsection (b)(3).

          2.   CORPORATE TRANSACTION

          All of the Corporation's outstanding repurchase rights under this
Article III shall automatically terminate, and all shares of Common Stock subject to such repurchase rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) the Corporation's outstanding repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) the termination of such repurchase rights and the acceleration of vesting are precluded by other limitations imposed by the Plan Administrator under the terms of the applicable Purchase Agreements.

                                  ARTICLE IV

                                 MISCELLANEOUS

     1.   LOANS OR INSTALLMENT PAYMENTS

          (a) The Plan Administrator may, in its discretion, assist any Optionee or Participant (including an Optionee or Participant who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Article II Option Grant Program or the purchase of one or more shares issued to such Participant under the Article III Stock Issuance Program by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years. The terms of any such loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator shall specify in the stock option agreement or restricted stock purchase agreement. Such loans and installment payments may be made or permitted with or without security or collateral. However, the maximum credit available to the Optionee or Participant may not exceed the sum of (i) the aggregate option price or purchase price payable for the purchased shares (less the par value) plus
(ii) any federal and state income and employment tax liability incurred by the Optionee or Participant in connection with such exercise or purchase.

          (b) The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under subsection (a) above shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator in its discretion deems appropriate.

     2.   AMENDMENT OF THE PLAN AND AWARDS

          (a) The Board has the power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification may adversely affect the rights and obligations of the option holders with respect to their outstanding options under the Plan, nor adversely affect the rights of any Participant with respect to any unvested shares of Common Stock issued under the Plan prior to such Board action, unless the Optionee or Participant consents to such amendment. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

          (b) (i) Options to purchase shares of Common Stock may be granted under the Option Grant Program and (ii) shares of Common Stock may be issued under the Stock Issuance Program, which are in excess of the number of shares then available for issuance under the Plan, provided (A) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option or the issuance of any such shares and is thereafter submitted to the Corporation's shareholders for approval and (B) any excess shares actually issued under the Option Grant Program or the Stock Issuance Program are held in escrow until such stockholder approval is obtained. If such stockholder approval is not obtained within twelve (12) months from the date the share increase amendment is adopted by the Board, then (i) any unexercised options granted on the basis of such increase shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund to the Participants the purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the interest rate necessary to avoid the imputation of interest income under the Federal tax laws) for the period the shares were held in escrow.

     3.   EFFECTIVE DATE AND TERM OF PLAN

          (a) The Plan was initially adopted by the Board on September 2, 1988 and approved by the Corporation's stockholders on February 28, 1989. On May 30, 1991, the Board approved a 523,809-share increase(3) in the number of shares of Common Stock issuable under the Plan, and the Plan was restated in its entirety on September 6, 1991. Both the 523,809-share increase and the September 1991 restatement of the Plan were approved by the stockholders in January 1992. On April 8, 1992, the Board adopted a new, restatement of the Plan to (i) conform the Plan to the requirements of Rule 16b-3 under the Federal securities laws, (ii) revise the events in which an acceleration of options would occur and (iii) provide that the non-employee members of the Board would no longer be eligible to participate in the Plan. The stockholders approved the amendment and restatement on May 11, 1993. On March 15, 1994, the Board amended the Plan to (i) increase the number of shares issuable thereunder by 450,000 shares and (ii) limit the number of shares of Common Stock for which any one individual may be granted stock options, stock appreciation rights and direct stock issuances in the aggregate under the Plan after December 31, 1993 to a maximum of twenty five percent (25%) of the number of shares from time to time authorized for issuance under the Plan (the "25% Unit"). The stockholders approved the amendment on May 24, 1994. The Board amended the Plan on December 14, 1995 to (i) increase the maximum number of shares of Common Stock issuable thereunder by an additional 850,000 shares and (ii) replace the 25% Limit on the maximum number of shares for which any one individual may be granted stock options, stock appreciation rights and direct stock issuances in the aggregate after December 31, 1993 with a specific limit of 750,000 shares. The 850,000-share increase became effective when adopted by the Board. The new 750,000 share limit on the maximum number of shares for which any one individual may be granted stock options, stock appreciation rights and direct stock issuances in the aggregate under the Plan became effective when adopted by the Board on December 14, 1995. The stockholders approved the amendment on May 16, 1996.

          (b) The Plan was amended and restated by the Board on March 19, 1997 (the "1997 Restatement") to effect the following changes: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan from 2,869,048 shares to 4,869,048 shares, (ii) extend the term of the Plan from September 2, 1998 to December 31, 2002, (iii) render the non-employee Board members eligible to receive option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs in effect under the Plan, (iii) allow unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise price or direct issue price paid per share to be reissued under the Plan, (iv) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator, and (v) effect a series of additional changes to the provisions of the

-------------------
(3) Adjusted to reflect the 2.1-for-1 reverse stock split to the outstanding Common Stock effected in January 1992.

Plan (including the stockholder approval requirements) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The 1997 Restatement was approved by the stockholders at the 1997 Annual Meeting.

          (c) The Plan was amended and restated by the Board on March 2, 1999 (the "1999 Restatement") to effect the following changes: (i) increase the maximum number of shares of Common Stock authorized for issuance over the term of the Plan from by an additional 400,000 shares to 5,030,095 shares (excluding the 238,0958 shares previously issued under the Plan and cancelled upon repurchase by the Corporation) and (ii) increase the limit on the maximum number of shares for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances after December 31, 1993 from 750,000 shares to 2,000,000 shares in the aggregate. The 1999 Restatement is subject to stockholder approval, and no option grants made on the basis of the 400,000-share increase to the share reserve under the Plan or the 1,250,000-share increase to the per participant limit shall become exercisable in whole or in part unless and until the 1999 Restatement is approved by the stockholders. Should such stockholder approval not be obtained, then any options granted on the basis of the 400,000-share increase to the reserve or the 1,250,000-share increase to the per participant limit shall terminate without ever becoming exercisable for those shares, and no further option grants or direct stock issuances shall be made on the basis of those increases. However, option grants and direct stock issuances may continue to be made pursuant to the provisions of the Plan as in effect immediately prior to the 1999 Restatement until the December 31, 2002 termination date of the Plan. Subject to the foregoing limitations, the Plan Administrator may make option grants and direct stock issuances under the Plan at any time before the date fixed herein for the termination of the Plan.

          (d) The provisions of each restatement of the Plan shall apply only to options granted under the Plan from and after the effective date of that restatement. All options issued and outstanding under the Plan immediately prior to each such restatement shall continue to be governed by the terms and conditions of the Plan (and the instrument evidencing each such option) as in effect on the date each such option was previously granted, and nothing in that restatement shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to the acquisition of shares of Common Stock thereunder.

          (e) The sale and remittance procedure authorized for the exercise of outstanding options under the Plan shall be available for all options granted under the Plan on or after the effective date of the September 1991 restatement and all non-statutory options outstanding under the Plan on such effective date. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the effective date of the September 1991 restatement.

          (f) Unless sooner terminated in accordance with a Corporate Transaction, the Plan shall terminate upon the earlier of (i) December 31, 2002(4) or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Option Grant Program and the issuance or repurchase of shares under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then no options outstanding on such date under Article II and no unvested shares issued and outstanding on such date under Article III shall be affected by the termination of the Plan, and each such outstanding option and unvested share issuance will thereafter continue to have force and effect in accordance with the provisions of the stock option agreement evidencing each such Article II option and the purchase agreement evidencing each such unvested share issuance under Article III.

     4.   USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the issuance of shares of Common Stock hereunder will be used for general corporate purposes.

     5.   WITHHOLDING

          The Corporation's obligation to deliver shares upon the exercise or surrender of any options granted under Article II or upon the purchase of any shares issued under Article III shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

     6.   REGULATORY APPROVALS

          (a) The implementation of the Plan, the granting of any stock option or stock appreciation right under the Option Grant Program, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise or surrender of the stock options or stock appreciation rights granted hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options and stock appreciation rights granted under it, and the Common Stock issued pursuant to it.

          (b) No shares of Common Stock or other assets shall be issued or delivered under the Plan, unless and until, in the opinion of counsel for the Corporation (or its successor in the event of any Corporate Transaction), there shall have been compliance with all applicable requirements of the Federal and state securities exchange on which stock of the same class is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

-------------------
(4) The extension of the term of the Plan from September 2, 1998 to December 31, 2002 was approved by the stockholders at the 1997 Annual Meeting.

     7.   NO EMPLOYMENT/SERVICE RIGHTS

          Neither the action of the Corporation in establishing this Plan, nor any action taken by the Board of the Plan Administrator hereunder, nor any provision of this Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

                               SPECIAL ADDENDUM

                          SHARED INVESTMENT PROGRAM

     1.   PURPOSE

          The Shared Investment Program (the "Program") is hereby implemented under the 1988 Restated Stock Plan, effective March 19, 1997. The purpose of the Program is to provide the Corporation's officers and other key employees with the opportunity to acquire shares of Common Stock as a long-term investment and thereby more closely align the interests of those individuals with those of the Corporation's stockholders. Specifically, the Program is intended to achieve the following purposes:

          a. more closely align the financial rewards of participants in the Program with the financial rewards realized by all other holders of the Common Stock;

          b. increase the motivation of such participants to manage the Company as owners; and

          c. increase the ownership of Common Stock among the officers and other key employees of the Company.

          All capitalized terms used in this Special Addendum shall, to the extent not specifically defined herein, have the meanings assigned to those terms in the Plan.

     2.   PARTICIPATION

          The individuals eligible to participate in the Program shall be limited to the officers and other key employees of the Corporation listed in attached Schedule I. Each such listed individual shall become a participant in the Program to the extent he or she purchases all or any portion of the number of shares of Common Stock allotted to such individual in attached
Schedule 1. Any such purchase must be effected in accordance with the provisions of Section 3 below.

     3.   PARTICIPATION

          To become an actual participant in the Program ("Participant"), an individual listed in attached Schedule I must effect the purchase of all or any portion of his or her Common Stock allotment under Schedule I as follows:

          a. submit a completed and executed Stock Purchase Agreement, in the form approved by the Plan Administrator, which incorporates the provisions of the Program applicable to the purchased shares, including (without limitation) the gain/loss sharing provisions of Section 6;

          b. execute and deliver a full-recourse promissory note, in accordance with Section 4 below, in payment of the purchase price for the purchased shares;

          c. execute and deliver a stock pledge agreement, in accordance with Section 4 below, as collateral for the promissory note; and

          d. satisfy all other conditions of participation specified in the Plan.

          All such agreements must be in such form and submitted at such time as specified by the Plan Administrator. No officer or other key employee listed in attached Schedule I is required to purchase any of his or her Common Stock allotment or otherwise to participate in the Program.

          The purchases shall be effected in accordance with the provisions of the Stock Issuance Program under the Plan, and the purchased shares shall reduce, on a one-for-one basis, the number of shares of Common Stock reserved for issuance under the Plan. The purchased shares shall be fully-vested upon issuance and shall not be subject to the Corporation's repurchase rights under
Article III of the Plan.

     4.   PAYMENT OF PURCHASE PRICE

          The purchase price for all shares of Common Stock issued under the Program shall be equal to one hundred percent (100%) of their Fair Market Value at the time of purchase. The purchase price shall be paid through the Participant's delivery of a full-recourse promissory note, substantially in the form of attached Exhibit A (the "Promissory Note"), payable to the order of the Corporation. Each Promissory Note shall bear interest at the minimum per annum rate, compounded semi-annually, required under the federal tax laws to avoid the imputation of compensation income to the Participant. The Promissory Note shall have a maximum term of nine (9) years, subject to acceleration in accordance with the provisions of this Program. The Promissory Note shall be secured by the Participant's pledge of the purchased shares with the Corporation. Accordingly, the Participant shall, at the time of the purchase of those shares, execute and deliver to the Corporation a Stock Pledge Agreement in the form of attached Exhibit B, together with the certificate for the purchased shares accompanied by a duly-executed assignment of stock powers.

     5.   SALE OF PURCHASED SHARES

          Each Participant shall be permitted to sell all or any portion of the shares of Common Stock he or she purchases under the Program (the "Purchased Shares"), subject, however, to the following restrictions:

          a. except in the event of the Participant's death, permanent disability (as defined in Internal Revenue Code Section 22(e)(3)) or other cessation of Service or the occurrence of a Change in Control of the Corporation, the Participant may not sell any portion of the Purchased Shares before the first anniversary of the date on which he or she purchased those shares (the "Purchase Date");

          b. the Participant may not sell any portion of the Purchased Shares while there is any outstanding unpaid balance (principal and accrued interest) under his or her Promissory Note, unless the sale proceeds are simultaneously applied first to the payment of the principal portion of the Promissory Note attributable to those shares plus the accrued and unpaid interest on that principal portion; and

          c. the Participant must notify the Finance Department of his or her intention to sell the Purchased Shares before such sale is effected.

          The Plan Administrator shall have the right to impose restrictions on the timing, amount and form of sale of the Purchased Shares with respect to any Participant, to the extent the Plan Administrator determines that such restrictions are in the best interests of the Corporation.

     6.   SHARING OF GAIN OR LOSS

          If the Participant remains in Service until the first anniversary of the Purchase Date, then the Corporation shall share the loss (if any) which the Participant may incur upon the subsequent sale of the Purchased Shares. The loss will be measured by the excess of (i) the purchase price paid for the Purchased Shares over (ii) the price at which those shares are sold. The risk of loss on the Purchased Shares shall be allocated as follows:

          a. to the extent any portion of the Purchased Shares is sold before the third anniversary of the Purchase Date, the Participant shall be responsible for one hundred percent (100%) of the loss on that portion of the Purchased Shares; and

          b. to the extent any portion of the Purchased Shares is sold on or after the third anniversary of the Purchase Date, the Participant shall be responsible for only fifty percent (50%) of the loss on that portion of the Purchased Shares.

          The Corporation shall also be entitled under certain circumstances to share in the gain (if any) which the Participant may incur upon the subsequent sale of the Purchased Shares. The gain will be measured by the excess of (i) the price at which the Purchased Shares are sold over (ii) the purchase price paid for those shares. The sharing of such gain on the Purchased Shares shall be allocated as follows:

          a. to the extent any portion of the Purchased Shares is sold before the second anniversary of the Purchase Date, the Participant shall only be entitled to receive fifty percent (50%) of the gain on that portion of the Purchased Shares, and the remaining fifty percent (50%) of the gain shall be paid over to the Corporation;

          b. to the extent any portion of the Purchased Shares is sold on or after the second anniversary of the Purchase Date but before the third anniversary of such Purchase Date, the Participant shall only be entitled to receive seventy-five percent (75%) of the gain on that portion of the Purchased Shares, and the remaining twenty-five percent (25%) of the gain shall be paid over to the Corporation; and

          c. to the extent any portion of the Purchased Shares is sold on or after the third anniversary of the Purchase Date, the Participant shall be entitled to receive one hundred percent (100%) of the gain on that portion of the Purchased Shares.

          The gain/loss sharing provisions of this Section 6 shall apply only to the extent the Purchased Shares are sold by the Participant and the sale proceeds are applied to payment of his or her Promissory Note in accordance with subsection 5.b.

     7.   DEATH OR PERMANENT DISABILITY

          Should the Participant cease Service by reason of his or her death or permanent disability at any time while there is an outstanding unpaid balance under his or her Promissory Note, then the Participant (or the representative of his or her estate) may sell all or any portion of the Purchased Shares, subject only to the restrictions specified in subsections 5.b and 5.c. Upon the death of a Participant, her or his Promissory Note shall become immediately due and payable.

          With respect to any Purchased Shares sold after the Participant's death or permanent disability and while there is an unpaid balance outstanding under his or her Promissory Note, the Participant shall be not responsible for any loss incurred on the sale of those Purchased Shares and shall be entitled to receive one hundred percent (100%) of any gain realized on the sale of the Purchased Shares.

          This Section 7 shall not be applicable to any sale of the Purchased Shares effected (i) before the Participant's death or permanent disability or
(ii) after the payment of the entire balance owed under his or her Promissory Note.

     8.   OTHER CESSATION OF SERVICE

          Should the Participant's Service terminate for any reason other than death or permanent disability, then the following provisions shall apply:

          If the Participant's Service terminates after the first anniversary of the Purchase Date, then he or she shall remain subject to all of the terms and conditions of the Program, as if his or her Service had not terminated, including specifically the transfer restrictions of subsections 5.b. and 5.c. and the gain/loss sharing provisions of Section 6.

          If the Participant's Service terminates before the first anniversary of the Purchase Date, then he or she shall be:

          a. permitted to sell the Purchased Shares, subject to the restrictions specified in subsections 5.b. and 5.c.;

          b. responsible for one hundred (100%) of the loss on the sale of the Purchased Shares, whether the sale is effected before or after his or her Promissory Note is paid; and

          c. entitled to receive only fifty percent (50%) of the gain on any sale of the Purchased Shares, and the remaining fifty percent (50%) of that gain shall be paid to the Corporation simultaneously with the sale.

          If the Participant's Service is involuntarily terminated by the Corporation for any reason or if the Participant voluntarily resigns from Service, then he or she will have six (6) months to repay the entire outstanding balance on his or her Promissory Note.

     9.   CHANGE IN CONTROL

          Immediately prior to the consummation of a Change in Control, the restrictions on the sale of the Purchased Shares specified in Section 5.a shall lapse. In addition, the following special provisions shall be in effect for each Participant who continues in Service through the effective date of such Change in Control:

          - each such Participant shall be deemed to have continued in Service until the first anniversary of the Purchase Date (should the Change in Control occur before the first anniversary of the Purchase
     Date), and

          - each such Participant shall be deemed to have sold the Purchased Shares after the third anniversary of the Purchase Date for purposes of Section 6 (should the sale of the Purchased Shares occur before the third anniversary of the Purchase Date).

          For purposes of the Program, a Change in Control shall be deemed to occur upon a change in ownership or control of the Corporation effected through any of the following transactions:

          a. the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders,

          b. a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board, or

          c.   the consummation of a Corporate Transaction.

     10.  LOSS SHARING IMPLEMENTATION

          Should the Participant sell any portion of the Purchased Shares at a loss (as determined by the provisions of Section 6) while his or her Promissory Note is outstanding, then the Corporation shall assume the portion (if any) of that loss for which the Participant is not responsible pursuant to the loss sharing provisions of Section 6. The Corporation shall satisfy such obligation by delivering a check payable to the Participant in an amount equal to that portion ("Risk Sharing Payment") simultaneously with the Participant's payment of the outstanding unpaid balance of his or her Promissory Note.

          The Corporation anticipates that the Risk Sharing Payment will constitute compensation income to the Participant, subject to the Corporation's collection of all applicable income and employment withholding taxes. The Corporation also anticipates that the Risk Sharing Payment will be deductible for federal income tax purposes as compensation in the taxable year in which such payment is made. If the Corporation determines that it is not entitled to a current income tax deduction for the Risk Sharing Payment by reason of the limitations imposed under Internal Revenue Code Section 162(m) and the related Treasury Regulations, the Corporation will not make the Risk Sharing Payment to the Participant in connection with the repayment of his or her Promissory Note. Instead the Participant shall be entitled to receive deferred compensation equal to the Risk Sharing Payment at a time and in a form which will allow the Corporation to obtain an income tax deduction for such payment. The Plan Administrator shall have the sole discretion to implement a deferred compensation arrangement to the extent necessary or desirable to achieve the intent of the preceding sentence.

     11.  EFFECT OF PROGRAM

          The Program shall be governed by the provisions of the Plan, except as otherwise expressly stated in this Special Addendum.

     12.  DISCRETIONARY AUTHORITY

          The Plan Administrator shall have the discretionary authority to waive any and all transfer restrictions, Service requirements or holding period requirements otherwise applicable to the Program under such circumstances as the Plan Administrator may deem appropriate.

                         MATRIX PHARMACEUTICAL, INC.
                      1999 EMPLOYEE STOCK PURCHASE PLAN



     I.    PURPOSE OF THE PLAN

           This Employee Stock Purchase Plan is intended to promote the interests of Matrix Pharmaceutical, Inc., a Delaware Corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

           Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

     II.   ADMINISTRATION OF THE PLAN

           The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

     III.  STOCK SUBJECT TO PLAN

           A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The number of shares of Common Stock reserved for issuance over the term of the Plan shall be limited to 700,000 shares.

           B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable by all Participants in the aggregate on any one Purchase Date and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

     IV.   OFFERING PERIODS

           A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as
(i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

           B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. However, the initial offering period shall have a duration of twenty-five (25) months and shall begin on July 1, 1999 and terminate on the last business day in July 2001. The next offering period shall commence on the first business day in August 2001, and subsequent offering periods shall commence as designated by the Plan Administrator.

           C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in February each year to the last business day in July of the same year and from the first business day in August each year to the last business day in January of the following year. However, the first Purchase Interval in effect under the initial offering period shall commence on July 1, 1999 and end on the last business day in January 2000.

           D. Should the Fair Market Value per share of Common Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Common Stock on the start date of that offering period, then that offering period shall automatically terminate immediately after the purchase of shares of Common Stock on such Purchase Date, and a new offering period shall commence on the next business day following such Purchase Date. The new offering period shall have a duration of twenty (24) months, unless a shorter duration is established by the Plan Administrator within five (5) business days following the start date of that offering period.

     V.    ELIGIBILITY

           A. Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date or on any subsequent Semi-Annual Entry Date within that offering period, provided he or she remains an Eligible Employee.

           B. Each individual who first becomes an Eligible Employee after the start date of an offering period may enter that offering period on any subsequent Semi-Annual Entry Date within that offering period on which he or she is an Eligible Employee.

           C. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

           D. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.


                                       2.

     VI.   PAYROLL DEDUCTIONS

           A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

                 (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

                 (ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.

           B. Payroll deductions shall begin on the first pay day administratively feasible following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

           C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

           D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

     VII.  PURCHASE RIGHTS

           A. GRANT OF PURCHASE RIGHT. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

                                      3.

           Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

           B. EXERCISE OF THE PURCHASE RIGHT. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

           C. PURCHASE PRICE. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the LOWER of
(i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

           D. NUMBER OF PURCHASABLE SHARES. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed three thousand (3,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. In addition, the maximum aggregate number of shares of Common Stock purchasable by all Participants on any one Purchase Date shall not exceed one hundred seventy-five thousand (175,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in the aggregate by all Participants on each Purchase Date during that offering period.

           E. EXCESS PAYROLL DEDUCTIONS. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in the aggregate on the Purchase Date shall be promptly refunded.

           F. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

                                      4.

                 (i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

                 (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

                 (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service (x) within ninety (90) days following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant's right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

           G. CHANGE IN CONTROL. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the LOWER of (i) the Fair Market Value per share of Common Stock

                                      5.

on the Participant's Entry Date into the offering period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in the aggregate.

           The Corporation shall use its best efforts to provide at least ten
(10)-days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

           H. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

           I. ASSIGNABILITY. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

           J. STOCKHOLDER RIGHTS. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

     VIII. ACCRUAL LIMITATIONS

           A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

           B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

                 (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

                                      6.

                 (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

           C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

           D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

     IX.   EFFECTIVE DATE AND TERM OF THE PLAN

           A. The Plan was adopted by the Board on March 2, 1999 and shall become effective on July 1, 1999, PROVIDED no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation at the 1999 Annual Meeting and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial offering period hereunder shall be refunded.

           B. Unless sooner terminated by the Board, the Plan shall terminate upon the EARLIEST of (i) the last business day in July 2009, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.
No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

     X.    AMENDMENT OF THE PLAN

           A. The Board may alter, amend, suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any

                                      7.

compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan on July 1, 1999 be subsequently revised so as to require the recognition of compensation expense in the absence of such amendment or termination.

           B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation's stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

     XI.   GENERAL PROVISIONS

           A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

           B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

           C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                      8.

                                     SCHEDULE A

                           CORPORATIONS PARTICIPATING IN

                            EMPLOYEE STOCK PURCHASE PLAN
                                 AS OF JULY 1, 1999

                            Matrix Pharmaceutical, Inc.

                                      APPENDIX

           The following definitions shall be in effect under the Plan:

           A.    BOARD shall mean the Corporation's Board of Directors.

           B. CASH EARNINGS shall mean the (i) regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any and all contributions made by the Participant to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall NOT include any contributions made on the Participant's behalf by the Corporation or any Corporate Affiliate to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions).

           C. CHANGE IN CONTROL shall mean a change in ownership of the Corporation pursuant to any of the following transactions:

                 (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                 (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

                 (iii) the acquisition, directly or indirectly by an person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

           C.    CODE shall mean the Internal Revenue Code of 1986, as amended.

           D.    COMMON STOCK shall mean the Corporation's common stock.

                                      A-1.

           E. CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section
424), whether now existing or subsequently established.

           G. CORPORATION shall mean Matrix Pharmaceutical, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Matrix Pharmaceutical, Inc. which shall by appropriate action adopt the Plan.

           H. ELIGIBLE EMPLOYEE shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

           I. ENTRY DATE shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be July 1, 1999.

           J. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                 (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                 (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

           K.    1933 ACT shall mean the Securities Act of 1933, as amended.

           L. PARTICIPANT shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

           M. PARTICIPATING CORPORATION shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan for the offering period commencing July 1, 1999 are listed in attached Schedule A.

                                      A-2.

           N. PLAN shall mean the Corporation's 1999 Employee Stock Purchase Plan, as set forth in this document.

           O. PLAN ADMINISTRATOR shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

           P. PURCHASE DATE shall mean the last business day of each Purchase Interval.

           Q. PURCHASE INTERVAL shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

           R. SEMI-ANNUAL ENTRY DATE shall mean the first business day in February and August each year on which an Eligible Employee may first enter an offering period.

           S. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

                                      A-3.

                          MATRIX PHARMACEUTICAL, INC.
                                     PROXY
                  Annual Meeting of Stockholders, May 4, 1999

               This Proxy is Solicited on Behalf of the Board of
                          Matrix Pharmaceutical, Inc.

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held May 4, 1999 and the Proxy Statement and appoints Michael D. Casey and David G. Ludvigson and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Matrix Pharmaceutical, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's headquarters, 34700 Campus Drive, Fremont, California 94555 on Tuesday, May 4, 1999 at 10:00 A.M. (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

     1. To elect the following directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified:

                                                                 WITHHOLD
                                                                AUTHORITY
                                              FOR                TO VOTE

          Michael D. Casey                   _____                _____
          J. Stephan Dolezalek               _____                _____
          James R. Glynn                     _____                _____
          Marvin E. Jaffe, M.D.              _____                _____
          Bradley G. Lorimier                _____                _____
          Edward E. Luck                     _____                _____
          Julius L. Pericola                 _____                _____

     2.   FOR   AGAINST   ABSTAIN     To approve an amendment to the Company's
                                      1988 Restricted Stock Plan to increase
                                      the maximum number of shares of Common
                                      Stock authorized for issuance under the
                                      Plan by an additional 400,000 shares and increase the limitation on the maximum number of shares for which any one participant may be granted stock options, stock appreciation rights and direct stock issuances from 750,000 shares to 2,000,000 shares in the aggregate.

     3.   FOR   AGAINST   ABSTAIN     To approve the Employee Stock Purchase
                                      Plan under which 700,000 shares of Common
                                      Stock will be reserved for issuance to
                                      eligible employees.

     4.   FOR   AGAINST   ABSTAIN     To ratify the Board of Director's
                                      selection of Ernst & Young LLP to serve
                                      as the Company's independent public
                                      accountants for the fiscal year ending
                                      December 31, 1999.

                                      In accordance with the discretion of
                                      the proxyholders, to act upon all
                                      matters incident to the conduct of the
                                      meeting and upon other matters as may
                                      properly come before the meeting.

     The Board of Directors recommends a vote FOR each of the directors listed above and a vote FOR each of the other proposals. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ABOVE AND IN FAVOR OF EACH OF THE OTHER PROPOSALS.

     Please print the name(s)
     appearing on each share
     certificate(s) over which
     you have voting authority: _____________________________________________
                                       (Print name(s) on certificate)


     Please sign your name: _________________________  Date: ________________
                            (Authorized Signature(s))